                                                           Exhibit 2.1




                               DATED 13 MARCH 1998

                     (1) BIG FLOWER DIGITAL SERVICES LIMITED

                                     - and -

                             (2) C G BUDD AND OTHERS

                                     - and -

                     (3) TROYPEAK LIMITED AND PISMO LIMITED

                                     - and -

                      (4) J. WALTER THOMPSON GROUP LIMITED

                  ---------------------------------------------

                                    AGREEMENT

                     for the sale and purchase of all of the
                   issued shares of Troypeak Limited and Pismo

                                     Limited

                  ---------------------------------------------







                              ASHURST MORRIS CRISP

                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0171-638 1111
                               Fax: 0171-972 7990

                                JAS/CXG/566B00051

                                    CONTENTS

CLAUSE

                                                                        PAGE

1. INTERPRETATION..........................................................1
2. SALE AND PURCHASE.......................................................5
3. COMPLETION.............................................................13
4. VENDORS' WARRANTIES AND INDEMNITIES....................................16
5. PURCHASER'S WARRANTIES.................................................20
6. PROTECTION OF GOODWILL.................................................20
7. CONFIDENTIAL INFORMATION...............................................22
8. ANNOUNCEMENTS..........................................................23
9. COSTS..................................................................23
10. EFFECT OF COMPLETION..................................................23
11. FURTHER ASSURANCES....................................................24
12. ENTIRE AGREEMENT......................................................24
13. VARIATIONS............................................................25
14. WAIVER................................................................25
15. INVALIDITY............................................................25
16. NOTICES...............................................................25
17. COUNTERPARTS..........................................................27
18. GOVERNING LAW AND JURISDICTION........................................27
19. ASSIGNMENT............................................................27

SCHEDULE 1................................................................28
The Vendors...............................................................28
SCHEDULE 2................................................................31
Particulars relating the Companies........................................31
SCHEDULE 3................................................................34
Part I....................................................................34
Particulars relating to the Troypeak Subsidiaries.........................34
Part II...................................................................36
Particulars relating to the Pismo Subsidiaries............................36
SCHEDULE 4................................................................40
[Deleted].................................................................40
SCHEDULE 5................................................................41
The Warranties............................................................41
SCHEDULE 6.................................................................1
Limitations on Warrantors' Liability.......................................1
SCHEDULE 7......................................Error! Bookmark not defined.
Tax Deeds.......................................Error! Bookmark not defined.
SCHEDULE 8......................................Error! Bookmark not defined.
The Properties..................................Error! Bookmark not defined.
SCHEDULE 9......................................Error! Bookmark not defined.
Service Contracts...............................Error! Bookmark not defined.

THIS AGREEMENT is made on  13 March 1998

BETWEEN:-

(1) BIG FLOWER DIGITAL SERVICES LIMITED (No. 3526757) whose registered office is at Broadwalk House, 5 Appold Street, London EC2A 2HA (the "PURCHASER");

(2)     The persons whose names and addresses are set out in column 1 of schedule 1 (together the "VENDORS");

(3) TROYPEAK LIMITED ("TROYPEAK") (No. 3030868) whose registered office is at P.O. Box 18, Marsh House, Bristol, Avon S99 B7BB and PISMO LIMITED ("PISMO") (No. 2685981) whose registered office is at 50/54 Beak Street, London W1R 3DH (together, the "COMPANIES"); and

(4) J. WALTER THOMPSON GROUP LIMITED ("JWT") (No. 1660783) whose registered office is at 40, Berkeley Square, London W1X 6AD.

THE PARTIES AGREE AS FOLLOWS:-

1.      INTERPRETATION

1.1 In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:-

"ACCOUNTS DATE" means 30 September 1997 for Troypeak and its Subsidiaries and 31
        March 1997 for Pismo;

"ASSOCIATED COMPANY" has the meaning given to it in sections 416 et seq. TA;

"BBH" means BBH Communications Limited (No. 2352341);

"BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

"COMPLETION" means the completion of the sale and purchase of the Shares in accordance with clause 3;

"COMPLETION DATE" means the date hereof;

"CONFIDENTIAL INFORMATION" means all information relating to any Group Company's business, or financial or other affairs (including future plans and targets of any Group Company) which is not in the public domain;

"DISCLOSURE LETTERS" means the respective letters of today's date together with the attachments thereto addressed by the Troypeak Vendors except NatWest to the

        Purchaser and by the Pismo Vendors to the Purchaser, disclosing exceptions to the Warranties;

"ENCUMBRANCE" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

"GROUP" means, in relation to Troypeak, Troypeak and the Troypeak Subsidiaries and, in relation to Pismo, means Pismo and the Pismo Subsidiaries and "GROUP COMPANY" shall be construed accordingly;

"LOAN NOTE INSTRUMENT" means the instrument in agreed terms constituting Loan Notes, made by the Purchaser and dated the same as this agreement;

"LOAN NOTES" means the redeemable unsecured loan notes to be issued pursuant to the Loan Note Instrument;

"INTELLECTUAL PROPERTY" means any and all patents, trade marks, rights in designs, get-up, trade, business or domain names, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world;

"LONDON STOCK EXCHANGE" means the London Stock Exchange Limited;

"NATWEST" means NatWest Ventures Investments Limited (No. 2106408);

"PERMIT"means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of each Group Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

"PISMO SUBSIDIARIES" means Matelot Productions Limited and Flitclaim Limited (proposed to be renamed The Watershed Limited), further details of which are set out in schedule 3;

"PISMO VENDORS" means those persons listed in part II of schedule 1;

"PROPERTIES" means the properties described in schedule 8 or any part or parts thereof and "PROPERTY" shall mean any one of them;

"PURCHASER'S GROUP" means the Purchaser, its holding companies and the subsidiary undertakings from time to time of it (including Pismo, the Pismo Group, Troypeak and the Troypeak Group) and of such holding companies, all of them and each of them as the context admits;

"PURCHASER'S SOLICITORS" means Ashurst Morris Crisp of Broadwalk House, 5 Appold
        Street, London EC2A 2HA;

"QUEEN'S COUNSEL" means a Queen's Counsel experienced in advising on warranty claims who has not previously advised the Purchaser in relation to the relevant claim and whose identity is approved by the Vendors' Solicitors, provided that, if neither approval nor objection has been received within seven days of a request for approval, such approval shall be deemed to have been given and provided further that if an objection is made within such seven day period, the Purchaser may instruct another Queen's Counsel experienced in advising on warranty claims who has not previously advised the Purchaser in relation to that claim, without the approval of the Vendors' Solicitors;

"RELATED PERSON" means in relation to any party its holding companies and the subsidiary undertakings and associated companies from time to time of it and any such holding company, all of them and each of them as the context admits;

"SERVICE AGREEMENTS" means service agreements to be entered into on Completion between Production Response Limited and Pismo Limited and the persons named in clause 3.2(i) respectively in the form set out in schedule 9;

"SHARES" means all of the issued shares in the capital of Troypeak or of Pismo, as the case may be;

"SUBSIDIARY" means a subsidiary undertaking of Troypeak or Pismo specified in schedule 3 and "SUBSIDIARIES" means all those subsidiary undertakings;

"TA" means the Income and Corporation Taxes Act 1988;

"TAX DEEDS" means the deeds of indemnity in the form set out in schedule 7;

"TROYPEAK VENDORS" means those persons listed in part I of schedule 1;

"TROYPEAK SUBSIDIARIES" means Production Response Limited and Eric Studio
        Limited, further details of which are set out in schedule 3;

"VENDORS' SOLICITORS" means Edge & Ellison of 18, Southampton Place, London WC1A
        2AJ;

"WARRANTIES" means the warranties and representations set out in schedule 5;

"WARRANTORS" means all of the Troypeak Vendors except NatWest (in relation to Troypeak and the Subsidiaries) and all of the Pismo Vendors (in relation to Pismo);

"WARRANTORS' SOLICITORS" means Edge & Ellison of 18, Southampton Place, London
        WC1A 2AJ;

"WPP" means WPP Group plc (No. 1003653).

1.2     In this agreement unless otherwise specified, reference to:-

        (a)    a "SUBSIDIARY UNDERTAKING" is to be construed in accordance with section 258 of the Companies Act 1985 and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of that Act;

        (b) a document in the "AGREED TERMS" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

        (c) "FA" followed by a stated year means the Finance Act of that year;

        (d) "INCLUDES" and "INCLUDING" shall mean including without limitation;

        (e) a "PARTY" means a party to this agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking [and, in the case of an individual, to his or her estate and personal representatives];

        (f) a "PERSON" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

        (g) a "STATUTE" or "STATUTORY INSTRUMENT" or "ACCOUNTING STANDARD" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

        (h) "CLAUSES", "PARAGRAPHS" or "SCHEDULES" are to clauses and paragraphs of and schedules to this agreement;

        (i) "WRITING" includes any methods of representing words in a legible form other than writing on an electronic or visual display screen or in other non-transitory form;

        (j) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; and

        (k) any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term.

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of taxation statutes in this agreement are for information only and are to be ignored in construing the same.

1.5 The obligations and liabilities of the Troypeak Vendors, except NatWest, under this agreement shall be joint and several and the obligations and liabilities of the Pismo Vendors under this agreement shall be joint and several save where otherwise stated PROVIDED that where any obligation in this agreement is expressed to be an obligation of the Vendors, then no Troypeak Vendor shall be liable in respect of any breach by a Pismo Vendor and vice versa.

1.6 Any question of whether a person is connected with another shall be determined in accordance with section 839 of the TA (except that in construing section 839 "CONTROL" has the meaning given by section 840 or section 416 of the TA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to the TA.

2.      SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, the Troypeak Vendors shall sell and the Purchaser shall purchase the numbers of Shares in Troypeak of which each of the Troypeak Vendors is the registered holder and beneficial owner being set out opposite each of the Troypeak Vendors' names in column 2 of part I of schedule 1, and the Pismo Vendors shall sell and the Purchaser shall purchase the numbers of shares in Pismo of which each of the Pismo Vendors is the registered holder and beneficial owner being set out opposite each of the Pismo Vendors' names in column 2 of part II of schedule 1 (in each case) with effect from the commencement of business on the Completion Date.

Each Vendor hereby represents, warrants, covenants and undertakes with the Purchaser as follows:-

        (a) that he has the right to dispose of the Shares which he is purporting to sell; and

        (b) that the Shares he is selling are sold free from any Encumbrance and together with all rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, made or paid after the Accounts Date other than total dividends of (pound)1,112,000 to the shareholders of Pismo.

2.2 The Vendors waive or agree to procure the waiver of any rights or restrictions conferred upon any of them or any other person which may exist in relation to the transfer of Shares under the articles of association of the Companies or otherwise.

The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the Vendors complete the sale of all of the Shares simultaneously, but completion of the purchase of some Shares shall not affect the rights of the Purchaser with respect to its rights to the other Shares.

2.3 Subject to clause 2.5 the consideration for such sale and purchase of shares in Troypeak shall be (pound)6,652,750 and for such sale and purchase of shares in Pismo shall be (pound)6,934,050 to be apportioned amongst the Vendors as shown in column 3 of Part I and II of schedule 1.

2.4 The consideration for such sale shall be satisfied at Completion by the payment in cash to the Vendors' Solicitors on behalf of the Vendors of the amounts set out opposite their respective names in column 3 of schedule 1.

2.5       (a)    In this clause and clause 2.6:

        "ACCOUNTS" means financial statements of Pismo and of Troypeak and of any subsidiary undertaking of either of them at the end of the relevant financial year, comprising the balance sheets, profit and loss accounts together with the notes thereon as at and for the financial period specified;

        "1997 ACCOUNTS" means the audited accounts of Pismo and of Troypeak and the Subsidiaries as at and for the financial period ended on the 1997 Accounts Date together with the cash flow statements, the directors' report and auditors' report;

        "1998 ACCOUNTS" means the Accounts as at and for the financial period commencing 1 January 1998 and ending 31 December 1998 prepared in accordance with clause 2.6;

        "1999 ACCOUNTS" means the Accounts as at and for the financial period commencing 1 January 1999 and ending 31 December 1999 prepared in accordance with clause 2.6;

        "2000 ACCOUNTS" means the Accounts as at and for the financial period commencing 1 January 2000 and ending 31 December 2000 prepared in accordance with clause 2.6;

        "1997 ACCOUNTS DATE" means 31 March 1997 in the case of Pismo and 30 September 1997 in the case of Troypeak and the Troypeak Subsidiaries;

        "ADJUSTMENT ACCOUNTS" means one or more than one or all of the 1998 1999 and 2000 Accounts (as the context may require);

        "ADJUSTMENT PAYMENT DATE" means the date set out for payment of the Adjustment Payment in clause 2;

        "ADJUSTMENT PAYMENT" means the sums payable pursuant to clause 2.5(b);

        "ADJUSTMENT VENDORS" means the Troypeak Vendors (except NatWest) and the Pismo Vendors (except BBH and WPP)

        "AGREED RATE" means the base rate from time to time of National Westminster Bank plc

        "AUDITORS" means Coopers & Lybrand;

        "PRE-TAX PROFITS" means the profit on ordinary activities before taxation of each of Pismo, Troypeak and their subsidiary undertakings (excluding extraordinary or exceptional profits and losses and profits and losses of a capital nature) for the financial period in question as drawn from the relevant Adjustment Accounts:-

               (i) before crediting interest receivable and similar income, income from shares in group undertakings, and income from fixed asset investments (not being participating interests);

               (ii)  before deducting interest payable and similar charges;

               (iii) before deducting Taxation;

               (iv) after adding back any charge for depreciation of goodwill (whether or not arising on consolidation or combination);

               (v) after adding back any charge for the costs of the Auditors in respect of their work under paragraph 2.6(b) or of the Auditors or any valuers in respect of the statutory audit of the Troypeak Group for the period ended 31 December 1997;

               (vi) before taking into account (whether by way of a deduction, provision or otherwise) to the extent that the same shall have been satisfied, any matter giving rise to a claim which shall be made under the Warranties or clause 4.11, provided that any such matter is of a non-recurring nature which does not have a lasting effect on the profit potential to the Group;

               (vii) after making such adjustment as is fair and reasonable to reflect any relevant non arm's length transaction affecting Pismo, Troypeak and their subsidiary undertakings which would not have occurred had such companies not been in the Purchaser's Group or any change in accounting policies and bases from those adopted in the 1997 Accounts and after making such deduction as is fair and reasonable to take account of any sums paid from the Production Response Limited Employee Benefit Trust to employees, insofar as bonuses or other remuneration which would otherwise have become payable to them by the Group are not (as a result of the payment by such trust) so payable by the Group (taking into account past policies and practices of the Group);

        and combined by applying normal principles of consolidation as if all the said companies formed a group (less any such Pre Tax Profits as is attributable to minority interests) and agreed or determined as such pursuant to clause 2.6;

        "1998 PRE-TAX PROFITS" means the Pre-Tax Profits in respect of the financial period commencing 1 January 1998 and ending 31 December 1998;

        "1999 PRE-TAX PROFITS" means the Pre-Tax Profits in respect of the financial period ending 31 December 1999;

        "2000 PRE-TAX PROFITS" means the Pre-Tax Profits in respect of the financial period ending 31 December 2000;

        "3 YEAR PROFITS" means the sum (treating losses as a negative amount) of the 1998 Pre-Tax Profits, the 1999 Pre-Tax Profits and the 2000 Pre-Tax Profits;

        "VENDORS' ACCOUNT" means the account of the Vendors' Solicitors referred to in clause 3.5(a);

        "VENDORS' REPRESENTATIVE" means either CG Budd or PJ Hughes and A Tout or such other person(s) as may be appointed from time to time by service of a notice in writing on the Purchaser specifying such other person(s) duly signed by persons who are entitled to a majority of the Adjustment Payment.

        (b) The consideration for the Shares sold by each Adjustment Vendor shall:

             (i) be increased by his percentage of(pound)4,138,000 if the 3 Year Profits are greater than or equal to(pound)X;

            (ii) be increased by his percentage of the sum of (i) (pound)880,000 and (ii) [(pound)4,138,000 minus
                                                 3 YEAR PROFITS - Y
                   (pound)880,000] multiplied by ------------------
                                                       X - Y

                   if the 3 Year Profits are greater than or equal to (pound)Y but less Than (pound)X;

           (iii) be further increased (in addition to the increase in (i) above) by his percentage of 16.7 per cent of (3 year Profits
                   - X) if the 3 Year Profits are greater than (pound)X provided that the maximum increase under this paragraph (iii) shall be his percentage of (pound)450,000;

            (iv) not be increased at all (or decreased) if the 3 Year Profits are less than (pound)Y;

        PROVIDED that none of the increases set out above will be applicable to any Adjustment Vendor ("a Departing Vendor") who has ceased to be employed by Pismo, Troypeak or any subsidiary undertaking of either of them prior to 31 December 2000, unless that cessation is as a result of his death, ill health, injury, disability or wrongful dismissal or termination by due notice by the employing company other than in circumstances justifying summary dismissal or termination.

        One half of the entitlement of any Departing Vendor who has ceased to have a right to receive any part of the Adjustment Payment will be paid to the other Adjustment Vendors who have not become Departing Vendors at the same time and in the same manner as the Adjustment Payment due to them, apportioned pro rata to the Adjustment Payment which they would have received ignoring this paragraph.

        References to X are to (pound)8,795,000 and to Y are to (pound)7,745,000.

        References above to "his percentage" are to the percentages shown in column (4) of Parts I and II of Schedule 1.

        The figures of X and Y will be amended as agreed between the Purchaser and the Adjustment Vendors in the event that Pismo or Troypeak acquire any business or shares in a company after the date hereof, such amendment to be agreed prior to Pismo or Troypeak making any such acquisition but so that if no agreement can be reached no amendment will be made to such figures and the business or company so acquired will be excluded in calculating the 3 Year Profits.

        (c) Any amounts payable pursuant to clause 2.5(b) shall be paid within five Business Days after the date on which the 3 Year Profits shall be agreed or determined pursuant to clause 2.6 and shall be satisfied by the allotment by the Purchaser of such nominal amount of Loan Notes (to be constituted by an instrument in the form of the draft in the agreed terms) as equals the Adjustment Payment to which the relevant Adjustment Vendor would have been entitled had the Adjustment Payment been satisfied in cash.

        (d) The Vendors' Representative is irrevocably authorised to act on behalf of the Vendors for the purpose of giving any consent or approval pursuant to or approving any amendment of any of the provisions of this agreement relating to or having a bearing on the calculation of the amount of the Adjustment Payment or resolving with the Purchaser any dispute as to the interpretation of this agreement relating to or having a bearing on the same.

2.6     (a)    For the purpose of determining the Pre-Tax Profits the Purchaser shall cause the Companies and the Subsidiaries to prepare and deliver to each party and the Auditors, as soon as practicable following 31 December 2000, but in any event within 2 months after such date, draft Adjustment Accounts and a draft figure of the 3 Year Profits. The Adjustment Accounts shall be prepared in accordance with the Companies Acts and generally accepted accounting principles and practices in the United Kingdom which are extant at the time of preparation including in particular
               (but without limitation) the Financial Reporting Standards issued by the ASB and Statements of Standard Accounting Practice issued by the member bodies of the Consultative Committee of Accounting
               Bodies which are extant at the time and, subject to conforming therewith, on the same bases, adopting the same accounting practices and using the same accounting principles as the 1997
               Accounts.

        (b) Immediately following preparation of the relevant draft Adjustment Accounts by the Companies and the Subsidiaries, the Purchaser shall instruct the Auditors to review the same and to determine the 3 Year Profits as soon as possible and in any event not later than 90 days after the end of the period to which the relevant Adjustment Accounts relate. The costs of the Auditors incurred in such review and determination of the draft 3 Year Profits statement shall be borne by the Purchaser.

        (c) Immediately following the Auditors' determination of the 3 Year Profits and, in any event, prior to 31 March 2000 there shall be supplied to the Purchaser and the Vendors' Representative a statement of the 3 Year Profits determined by the Auditors together with the draft Adjustment Accounts. The Purchaser and the Vendors' Representative shall have a period of 30 days (the "PROFIT AGREEMENT PERIOD") in which to review and agree or dispute the Auditors' determination of the 3 Year Profits.

        (d) In the event that the 3 Year Profits have not been agreed by the termination of the Profit Agreement Period the determination of the 3 Year Profits shall be referred to an independent firm of chartered accountants (the "EXPERT") appointed by agreement by the Vendors' Representative and Purchaser or, in default of agreement on such appointment within ten Business Days of the expiry of the Profit Agreement Period, on the application of either the Purchaser or the Vendors' Representative by the President for the time being of the Institute of Chartered Accountants in England and Wales, or his duly appointed deputy. In such case the Expert shall be one of Coopers & Lybrand, KPMG, Price Waterhouse, Deloitte & Touche, Ernst & Young and

               Arthur Andersen (or their successors in business) but not any of the foregoing who in the period of 24 months prior to their appointment have received fees exceeding(pound)10,000 from either the Purchaser or any Adjustment Vendor unless this restriction is waived by the party not having paid such fees. In making such determination the Expert shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error (and the Expert shall give reasons for his determination)) be final and binding on the parties. Each party shall bear the costs and expenses of all counsel and other advisers, witnesses and employees retained by it and the costs and expenses of the Expert shall be borne by the parties in the proportions he may direct or, in the absence of direction, equally. Subject to any rule of law or of any regulatory body or any provision of any contract or arrangement entered into prior to the date of this agreement to the contrary, the Purchaser and the Vendors shall afford as soon as reasonably practicable upon request to the other and their respective agents and to the Expert all facilities and access to, in the case of the Vendors their and in the case of the Purchaser the Companies and Subsidiaries premises, personal papers, books, accounts, records, returns and other documents as may be in their or the Companies or the Subsidiaries (as the case may be) possession or control as may be required by the Expert to make his determination.

        (e) The Adjustment Vendors shall and the Purchaser shall procure that the Companies and Subsidiaries shall, promptly provide each other, their respective advisers and the Auditors with all information (in their respective possession or control) relating to the operations of the Companies and their subsidiary undertakings as the case may be, including access at all reasonable times to all books and records, and all co-operation and assistance as may be reasonably required to:-

               (i)   enable the production of the Adjustment Accounts; and

               (ii) enable the Auditors (or any independent firm of chartered accountants appointed pursuant to this clause) to determine the 3 Year Profits.

        (f) In the event that prior to any Adjustment Payment Date the Purchaser shall have given notice to the Vendors' Representative of a claim or claims under the Warranties or clause 4 of this agreement or the Tax Deeds then the following provisions shall apply, at the sole option of the Purchaser:-

             (i) to the extent that the amount of any such claim or claims shall have been finally determined in accordance with clause 2.6(g) but shall not have been paid by or on behalf of the Vendors prior to the Adjustment Payment Date, the Purchaser shall be entitled to treat its obligations hereunder to satisfy the Adjustment Payment to the Adjustment Vendors as being reduced by the amount in which the claim or claims have been finally determined.

             (ii) to the extent that the amount of any such claim or claims shall not have been finally determined, then the Purchaser shall be entitled to set off the Purchaser's reasonable estimate of the aggregate amounts it will recover (disregarding, for this purpose, the provisions of Schedule 6 paragraph 2) in respect of the claim or claims aforesaid against the Adjustment Payment. Following final determination of the claim(s) if the amount of the set-off exceeds the amount finally determined the excess together with interest thereon (subject to deduction of tax if required by law) at the Agreed Rate in respect of the period from the Adjustment Payment Date down to the date of payment shall be payable in the manner referred to in clause 2.5(c), within seven days of such final determination.

        All reductions set offs and payments of excess under this paragraph (f) shall be apportioned amongst the Adjustment Vendors who held shares in Troypeak or in Pismo as the case may be (as appropriate having regard as to whether the relevant claim(s) was against the Troypeak Vendors (except NatWest) or the Pismo Vendors)pro rata to their entitlements to an Adjustment Payment.

        (g) The amount of a claim shall be regarded as finally determined for the purposes of clause 2.6(f) if either:-

             (i) the Vendors' Representative and the Purchaser (or their respective solicitors) shall so agree in writing; or

             (ii) a court has awarded judgment in respect of the amount claimed and no right of appeal lies in respect of such judgment or the parties are debarred whether by the passage of time or otherwise from exercising any such right of appeal.

        (h) For the purposes of clause 2.6(f) only and unless otherwise agreed by the Vendors Representative:-

             (i) a claim under the Warranties or Tax Deeds shall be deemed to have been finally determined in favour of the Adjustment Vendors unless prior to the Adjustment Payment Date, the Purchaser provides to the Vendors' Solicitors an opinion of Queen's Counsel instructed by or on behalf of the Purchaser to the effect that the Purchaser has an arguable claim for at least the amount so claimed by the Purchaser in respect of that claim;

             (ii) any claim under the Warranties or Tax Deeds in respect of which notice shall have been given in accordance with paragraph 1.1 of schedule 6 shall be deemed to have been finally determined in favour of the Adjustment Vendors if legal proceedings in respect of such claim have not been issued and served not later than the expiry of the period of six months after the date of the said notice (or 9 months after the date of the said notice, if the claim relates to tax).

        (i) For the avoidance of doubt nothing contained in clause 2.6(f) shall prejudice the right of the Purchaser to recover against the Vendors otherwise than pursuant to clause 2.6(f) or to make any claim against the Vendors in respect of any breach of the Warranties clause 4 of this agreement and/or under the Tax Deed whether before or after the Adjustment Payment Date whether in accordance with the procedure specified in clause 2.6(f) or otherwise.

        (j) The Purchaser shall not be entitled to set off against the Adjustment Payment otherwise due to the Vendors pursuant to this agreement the amount of any claims made under this agreement save in accordance with this clause 2.6.

2.7       (a)    The Purchaser acknowledges for the benefit of the Adjustment
                 Vendors that having regard to the manner in which the Adjustment Payment is to be calculated the said Vendors have a legitimate interest in ensuring that the amount of the 3 Year
                 Profits shall be as great as is fair and reasonable.
                 Accordingly, the Purchaser agrees with such Vendors that it will in the period to 31 December 2000 (save with the written consent of the Vendors Representative (in the case of clause
                 2.7(a)(ii) or 2.7(a)(iii) such consent not to be unreasonably withheld)).

               (i) refrain from any act the main or sole purpose of which is to have a material adverse effect on the Group's ability to achieve 3 Year Profits in excess of (pound)X;

               (ii) not sell transfer or otherwise dispose of the whole or part of the share capital of any Group Company or any interest therein to any company which is not a member of the Purchaser's Group (the provisions of this clause 2.7(a)(ii) also applying to any such transferee mutatis mutandis);

               (iii) procure that no Group Company shall:

                     (A) pass any resolution in general meeting for members' voluntary winding up nor will steps be taken by any member of the Purchaser's Group to make any Group Company subject to any other insolvency proceedings;

                     (B) enter into any agreements to dispose of the whole or substantially the whole of its business undertaking or assets.

3.      COMPLETION

3.1 Completion shall take place at the offices of the Purchaser's Solicitors immediately after the execution of this agreement.

3.2 On Completion the Troypeak Vendors and the Pismo Vendors shall respectively deliver to or, if the Purchaser shall so agree, make available to the Purchaser:-

        (a) transfers in common form relating to all the Shares in Troypeak and the Shares in Pismo duly executed in favour of the Purchaser (or as it may direct);

        (b)    share certificates relating to the respective Shares;

        (c) any waivers or consents by members of any Group Company or other persons which the Purchaser has specified prior to Completion so as to enable the Purchaser or its nominees to be registered as the holders of the Shares and any shares of Subsidiaries;

        (d) the written resignations of the auditors of each Group Company containing an acknowledgement that they have no claim against any Group Company for compensation for loss of office, professional fees or otherwise and a statement under section 394(1) of the Companies Act 1985;

        (e) the common seals, certificates of incorporation and statutory books and share certificate books of each Group Company;

        (f)    the Tax Deeds duly executed by the Vendors (except NatWest);

        (g) all land certificates, charge certificates, leases, title deeds and other documents relating to the Properties (except to the extent that the same are in the possession of mortgagees pursuant to mortgages disclosed in schedule 8);

        (h) share certificates relating to all of the issued shares in the capital of each of the Subsidiaries;

        (i) the Service Agreements duly executed by Messrs. P.C. Blowes, A.J. Brady, C.G. Budd, A.W. Edwards, P.J. Hughes, R.C. Penfold, R.M. Potts, A. Tout, R. Leach, D.P. Whittall and M.B. Kennedy; and

        (j) duly executed deed of waiver of dividends by NatWest in the agreed form.

3.3 At or prior to Completion the Vendors shall procure the passing of board resolutions of each Group Company:-

        (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Shares and any shares to which clause 3.2(k) refers;

        (b) appointing such persons as the Purchaser directs to be the directors and secretary of each Group Company;

        (c) revoking all mandates to bankers and giving authority in favour of the directors appointed under clause 3.3(b) or such other persons as the Purchaser may nominate to operate the bank accounts thereof;

        (d) resolving that the registered office of each Group Company be changed as the Purchaser directs;

        (e) changing the accounting reference date of each Group Company to 31 December;

        (f) resolving that Production Response Limited and Pismo as the case may be enter into the Service Agreements with the respective persons named in clause 3.2(i).

3.4     The Vendors shall procure that at Completion:-

        (a) there is repaid all sums (if any) owing to any Group Company by any of the Vendors or any of their connected persons (other than another Group Company) or by the directors of any Group Company and whether or not such sums are due for repayment other than loans to any of the Vendors for the purposes of travel season tickets of not greater than (pound)1,500 per person, details of which have been supplied to the Purchaser before the date of this agreement;

        (b) each Group Company is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any person other than a Group Company save for:-

               (i) any obligations of Production Response Limited to Collett Dickenson Pearce and/or William Holmes in relation to the Reacta Lease (as defined in Disclosure 4.2(c) of the Disclosure Letter);

               (ii) the indemnity given by Production Response Limited to Real Time Studios Limited at clause 7.1 of the agreement dated 4 February 1997 between (1) Real Time Studios Limited and (2) Production Response Limited and any obligations owed to Messrs Owen and Ryan in relation to the same property the subject of the said indemnity (being the Store Street premises) (as previously disclosed and annexed to the Disclosure Letter);

and prior to such repayment or release the Vendors undertake to the Purchaser (on behalf of themselves and as trustee on behalf of each Group Company) to keep each Group Company fully indemnified against any failure to make any such repayment or any liability arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

3.5 Upon compliance by the Vendors with the provisions of clauses 3.2, 3.3 and 3.4 the Purchaser shall:-

        (a) provide for the transfer by CHAPS of (pound)13,586,800 to the Vendors' Solicitors at Barclays Bank plc, of 8-9 Hanover Square, London W1A 4ZW Sort Code 20-05-75, Account No. 70330205 and receipt by such bank of such sum shall be good discharge to the Purchaser;

        (b) deliver to the Vendors' Solicitors counterparts of the Tax Deeds duly executed by the Purchaser; and

        (c) use reasonable endeavours to procure that each Vendor is released from the guarantees given or incurred by him relating to a debt or liability of any Group Company as listed under the Personal Deed of Guarantee given by the Troypeak Vendors (excluding NatWest and C. Budd) to National Westminster Bank Ltd guaranteeing the liabilities of Production Response Ltd to a maximum of (pound)398,290;

and the Purchaser hereby undertakes to keep such Vendors indemnified in relation to any liability that they may suffer under such guarantee with effect from Completion.

4.      VENDORS' WARRANTIES AND INDEMNITIES

4.1     (a)    The Troypeak Vendors, except NatWest, warrant with and represent to the Purchaser in the terms of the Warranties so that for the purpose of schedule 5 "COMPANY" means Troypeak and includes the Troypeak Subsidiaries, all of them and each of them as the context admits and "GROUP" and "GROUP COMPANY" shall be construed accordingly;

        (b) The Pismo Vendors, except BBH and WPP, warrant with and represent to the Purchaser in the terms of the Warranties and each of BBH and WPP severally warrant with and represent to the Purchaser in the terms of the Warranties in each case, so that for the purpose of schedule 5 "COMPANY" means Pismo includes the Pismo Subsidiaries, all of them and each of them as the context admits and "GROUP" and "GROUP COMPANY" shall be construed accordingly.

4.2 Any information supplied by or on behalf of any Group Company to or on behalf of the Vendors in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of any Group Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by any Group Company and each of the Vendors agrees with the Purchaser (on behalf of itself and as trustee for each Group Company and their respective directors, employees, agents and advisers) that he hereby irrevocably waives all claims which he might otherwise have against any Group Company or any of their respective directors and employees in respect thereof and any and all other claims in respect of any cause, matter or thing whatsoever and hereby releases each Group Company and each such person from any liability or obligation to him whatsoever.

4.3     (a)    Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it if any of the Vendors are in breach of any of the Warranties the Troypeak Vendors (except NatWest) shall pay to the Purchaser on demand the amount necessary to put Troypeak and the Troypeak
               Subsidiaries into the position which would have existed if the said Warranties had not been breached.

        (b) Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it if any of the Vendors are in breach of any of the Warranties the Pismo Vendors shall pay to the Purchaser on demand the amount necessary to put Pismo and the Pismo Subsidiaries into the position which would have existed if the said Warranties had not been breached.

4.4 Any payments made by the Warrantors to the Purchaser in respect of claims under the Warranties or the Tax Deed shall be treated by the parties as a reduction in the consideration for the Shares.

4.5 Each of the Warranties shall be construed as a separate warranty and representation, and (unless expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

4.6 The liability of the Warrantors under the Warranties shall only be limited if and to the extent that the limitations referred to in schedule 6 apply.

4.7 No information relating to the Group of which the Purchaser has knowledge (actual or constructive) other than that contained in or referred to in this agreement and/or included in the Disclosure Letter and no investigation by or on behalf of the Purchaser shall prejudice any claim by the Purchaser under the Warranties or reduce any amount recoverable thereunder.

4.8 The Vendors shall use all reasonable endeavours to give to the Purchaser all such information and documentation relating to the Group as the Purchaser shall reasonably require to enable it to satisfy itself as to whether there has been any breach of the Warranties.

4.9 The Troypeak Vendors (except NatWest) hereby undertake with the Purchaser to pay from time to time to the Purchaser such sums as would if paid to any member of the Purchaser's Group, Troypeak or to a Troypeak Subsidiary indemnify and keep indemnified such member, Troypeak and the Troypeak Subsidiaries against all losses, claims, costs, charges, reasonable expenses, liabilities, actions, demands, proceedings and judgements whatsoever which such member, Troypeak or any Troypeak Subsidiary may at any time suffer or incur or which may be brought or threatened against or incurred by any of them which arise directly or indirectly out of or in connection with or which results from or is attributable to any activities of Studio Response Limited whether before or after Completion PROVIDED always that the indemnity in this clause 4.9 shall not apply to the loss, in respect of periods after Completion, of fees from Studio Response Limited to Production Response Ltd in the sum of (pound)2,000 per month and any tax payable thereon.

4.10    (a)    In the event that the notifications referred to in (i) below are made within 12 months of Completion, and if during the period of 12 months from the later of (i) the end of the month in which Euro RSCG is notified by Production Response Ltd that the activities of Studio Response Ltd are to terminate (and of the ceasing of any involvement, direct or indirect, by Troypeak, Pismo (or any subsidiary undertaking or any director or employee of any of them or any connected person of any of the foregoing) in Studio Response Ltd or any company or undertaking carrying on similar activities for Euro RSCG or any connected person) and
               (ii) the end of the month of the actual date of termination so notified, turnover of Production Response Ltd attributable to Euro RSCG falls below(pound)400,000, then the consideration for the Shares in Troypeak attributable to the Troypeak Vendors
               (other than NatWest) shall be reduced by an aggregate amount equal to 120% of the shortfall below(pound)400,000 (such reduction to be pro rata to their respective shareholdings in Troypeak).

        (b) In the event that the notifications referred to in (i) above are not made within 12 months of Completion, and if during the period of 24 months beginning with the end of the month in which Completion takes place, turnover of Production Response Limited attributable to Euro RSCG falls below(pound)800,000, then the consideration for the Shares in Troypeak attributable to the Troypeak Vendors (other than NatWest) shall be reduced by an aggregate amount equal to 120 per cent of the shortfall below (pound)800,000 (such reduction to be pro rata to their respective shareholdings in Troypeak).

        (c) For the purposes of this clause 4.10, turnover means turnover according to UK GAAP but excluding all invoices which are unpaid as at 90 days after the end of the last month referred to in (d) below and all sums relating to value added tax and other relevant taxes, duties or imposts and all disbursements or expenses paid or payable by Production Response Ltd and recharged to the relevant client and after deduction of all commissions, overriders, discounts and other similar payments or credits).

        (d) Any reduction required by this clause 4.10 shall be paid by the Troypeak Vendors (except NatWest) to the Purchaser, immediately upon the expiry of the period of 90 days from the end of the last month of the relevant 12 (in the case of a reduction arising under paragraph (a) above) or 24 (in the case of a reduction arising under paragraph (b) above) month period, together with interest at the Agreed Rate (as defined in clause 2.5) in respect of the period from the end of the last month of the relevant 12 or 24 month period as aforesaid down to the date of actual payment.

        (e) In the event of any dispute as to the amount of Turnover in the relevant period, a report of the Auditors (as defined in clause 2.5), acting as expert and not as arbitrator, shall (in the absence of manifest error) be final and binding on the parties.

4.11 The Troypeak Vendors (except NatWest) hereby undertake with the Purchaser to pay to the Purchaser) such sums as would, if paid to any member of Purchasers Group, Troypeak or to a Troypeak Subsidiary, indemnify and keep indemnified such member, Troypeak and the Troypeak Subsidiaries against all claims, costs, charges, expenses, liabilities, actions, demands, proceedings and judgements whatsoever which either:-

        (a) constitute or derive from a liability or obligation (actual or contingent) of Troypeak or a Troypeak Subsidiary as at Completion (or a payment made prior to Completion (excluding the purchase price of(pound)100,000 and professional fees of(pound)33,000 plus
               VAT)) which Troypeak or any Troypeak Subsidiary may at any time suffer or incur or which may be brought or threatened against or incurred by any of them which arise directly or indirectly out of or in connection with or which results from or is attributable to the acquisition pursuant to the agreement by Production Response Ltd made with inter alios Reacta Graphics Ltd on 16 January 1998; or

        (b) comprise payments made voluntarily in order to protect the goodwill of the business acquired or any of the other assets acquired pursuant to such agreement of 16 January 1998 or prospects of such business, or goodwill, assets or prospects of any business carried on at the date of the said acquisition and which would not have been made had the said acquisition not taken place.

This indemnity shall not apply to unfair dismissal claims and related legal advisors expenses not exceeding (pound)70,000 in aggregate.

Any payment required by this clause 4.11 shall be made by the Troypeak
        Vendors (except NatWest) to the Purchaser immediately upon production of audited accounts for the year ending 31 December 2000 (when the aggregate amount of the bonuses payable (or deemed payable) has been determined as described in schedule 6, paragraph 10).

The Troypeak Vendors (except NatWest) will be under no further liability under this clause 4.11 after any payment due has been made (or, if no payment is due, after such date of production of audited accounts).

4.12 Clause 2.5 of the Tax Deeds shall apply to any payment made under clauses 4.9, 4.10 and 4.11 of this agreement, as if that clause 2.5 was expressly incorporated into this agreement.

5.      PURCHASER'S WARRANTIES

        The Purchaser represents and warrants to each of the Vendors that each of the following representations and warranties are true and accurate in all material respects at the date of this Agreement:-

5.1 The Purchaser has the corporate power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorised by all necessary action on the part of the Purchaser. This Agreement constitutes a legal, valid and binding obligation on the Purchaser, enforceable against it in accordance with its terms.

5.2 Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will

        (a) violate, conflict or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in a right of termination, under any of the terms, conditions, or provisions of any of their respective articles of incorporation or bylaws or any material agreement or other material instrument or material obligation to which the Purchaser or any of its subsidiaries is a party; or

        (b) subject to compliance with the statutes and regulations referred to in the next paragraph, to the knowledge of the Purchaser, violate any material judgment, ruling, order, decree, statute, rule or regulation applicable to the Purchaser or any of its subsidiaries or any of their respective properties or assets.

6.      PROTECTION OF GOODWILL

6.1 JWT and the Vendors, except NatWest and WPP, (which parties shall, for the purposes of this clause 6 be referred to as the "COVENANTORS") hereby severally undertake to procure that (except as otherwise agreed in writing with the Purchaser) they will not either solely or jointly with any other person (either on its own account or as the agent of any other person):-

        (a) for a period of 3 years from Completion carry on or be engaged or concerned or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested directly or indirectly in a business which competes with the type of business carried on by any member of the Group at

               Completion in the area or areas constituting the market in Great Britain, Northern Ireland or the Republic of Ireland of any member of the Group;

        (b) for a period of 3 years from Completion solicit or accept the custom of any person in respect of goods or services competitive with those manufactured or supplied by any member of the Group during the period of 12 months prior to Completion, such person having been a customer of any member of the Group in respect of such goods or services during such period;

        (c) for a period of 3 years from Completion induce, solicit or endeavour to entice to leave the service or employment of any member of the Group, any person who during the period of 12 months prior to Completion was an employee of any member of the Group occupying a senior or managerial position likely (in the reasonable opinion of the Purchaser) to be:-

               (i)   in possession of confidential information relating to; or

               (ii) able to influence the customer relationships or connections of any member of the Group;

        (d) use any trade name (including the expressions Lifeboat Matey or Production Response) used by any member of the Group at any time during the 3 years immediately preceding the date of this agreement or any other name similar thereto or capable of being confused with any such trade name;

PROVIDED THAT the restrictions contained in this clause 6.1 shall not apply to
        J. Walter Thompson Company (Manchester) Limited or JWT to the extent that JWT acts as the principal of that company.

6.2 The Covenantors agree that the undertakings contained in this clause 6 are reasonable and are entered into for the purpose of protecting the goodwill of the business of each member of the Group and that accordingly the benefit of the undertakings may be assigned by the Purchaser and its successors in title without the consent of any of the Covenantors.

6.3 Each undertaking contained in this clause 6 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind the Covenantors.

6.4 If any undertaking contained in this clause 6 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may previously have been reduced by virtue of this clause 6.4) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

6.5 No provision of this agreement, by virtue of which this agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976 (unless this agreement is a non-notifiable agreement pursuant to section 27A of that Act), shall take effect until the day after particulars of this agreement have been furnished to the Director-General of Fair Trading pursuant to section 24 of that Act. For this purpose the expression "this agreement" includes any agreement or arrangement of which this agreement forms part and which is registrable or by virtue of which this agreement is registrable.

6.6 The expression "any member of the Group" shall be construed as referring to Troypeak or any of the Troypeak Subsidiaries, insofar as undertakings are given by any Troypeak Vendor, and as referring to Pismo or any of the Pismo Subsidiaries insofar as undertakings are given by any Pismo Vendor or by JWT.

7.      CONFIDENTIAL INFORMATION

7.1     The Vendors on a several basis shall:-

        (a) not and shall procure that none of their connected persons or any director, officer or employee or adviser or agent of their Related Persons shall use or disclose to any person Confidential Information; and

        (b) use all reasonable endeavours to prevent the use or disclosure of Confidential Information by any person other than by members of the Purchaser's Group.

7.2     Clause 7.1 does not apply to:-

        (a) disclosure of Confidential Information to or at the written request of the Purchaser (which shall include disclosure made in the discharge of a Vendor's duties under a Service Agreement);

        (b) use or disclosure of Confidential Information required to be disclosed by law, regulation, any revenue authority, the London Stock Exchange or any other recognised stock exchange on which any party's or their Related Person's shares are listed;

        (c) disclosure of Confidential Information to professional advisers for the purpose of advising the Vendors; or

        (d) Confidential Information which is in the public domain other than by a breach by any of the Vendors of clause 7.1.

8.      ANNOUNCEMENTS

 8.1 No party shall disclose the making of this agreement nor its terms nor (except those matters set out in the press release in the agreed terms) and each of the parties shall procure that each of its Related Persons and its professional advisers shall not make any such disclosure without the prior consent of the other party unless disclosure is:-

        (a)    to its professional advisers; or

        (b) required by law or the rules of any stock exchange, any revenue authority, or other regulatory body and disclosure shall then only be made by that party:-

               (i) after it has taken all such steps as may be reasonable in the circumstances to agree the contents of such announcement with the other parties before making such announcement and provided that any such announcement shall be made only after notice to the other parties; and

               (ii) to the person or persons and in the manner required by law, the London Stock Exchange or any other recognised stock exchange on which any party or its Related Person's shares are listed or as otherwise agreed between the parties provided that this clause 8.1 does not apply to announcements, communications or circulars made or sent by the Purchaser after Completion to customers, clients or suppliers of any Group Company to the extent that it informs them of the Purchaser's acquisition of the Shares or to any announcements containing only information which has become generally available.

8.2 The restrictions contained in clause 8.1 shall apply without limit of time and whether or not this agreement is terminated.

9.      COSTS

        Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares.

10.     EFFECT OF COMPLETION

10.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

10.2 The remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

11.     FURTHER ASSURANCES

Following Completion the Vendors on a several basis shall from time to time forthwith upon request from the Purchaser and at the Purchaser's expense, do or procure the doing of all acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Purchaser for the purpose of assisting the Purchaser, the Companies and Subsidiaries with any enquiries from a regulatory agency or recognised stock exchange and vesting in the:-

        (a)  Purchaser the full legal and beneficial title to the:

             (i) Shares and otherwise giving the Purchaser the full benefit of this agreement; and

             (ii) Intellectual Property used by the Company except where such Intellectual Property is the subject of licences to the Company as at the date hereof; and

        (b) Company title to the Properties in accordance with paragraph 18.3 of schedule 5 or insofar as any consent or licence may be required by reason of the transactions set out in this agreement or otherwise to enable any of the Properties to continue to be vested with title as aforesaid in the Company when under the ownership or control of the Purchaser or other person being entitled for the time being to the benefit of the Warranties.

12.     ENTIRE AGREEMENT

Each party on behalf of itself and as agent for each of its Related Persons acknowledges and agrees with the other parties (each such party acting on behalf of itself and as agent for each of its Related Persons if any) that:-

        (a) this agreement together with any other documents referred to in this agreement (together the "TRANSACTION DOCUMENTS") constitute the entire and only agreement between the parties and their respective Related Persons, if any, relating to the subject matter of the Transaction Documents;

        (b) neither it nor any of its Related Persons, if any, have been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, it (acting on behalf of itself and as agent on behalf of each of its Related Persons, if any) unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

PROVIDED THAT the provisions of this clause 12 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party's Related Persons or any right which any of them may have in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

13.     VARIATIONS

        This agreement may be varied only by a document signed by each of the Vendors and the Purchaser.

14.     WAIVER

14.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

14.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the Vendors and the Purchaser.

14.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

15.     INVALIDITY

If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:-

        (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

        (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

shall not be affected or impaired in any way.

16.     NOTICES

16.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):-

          IN THE CASE OF THE PURCHASER TO:-

          Address                         Big Flower Digital Services Limited
                                          c/o 3 East 54th Street
                                          New York City 10022
                                          USA

          Fax:                            00 1 212 521 1640
          Attention:                      Mark Angelson

          IN THE CASE OF TROYPEAK TO:-

          any two of Messrs. C.G. Budd, A.W. Edwards and P.J. Hughes at their respective addresses set out in schedule 1 or to any other addresses for such persons which have been notified to the Purchaser in accordance with clause 16.2.

          IN THE CASE OF PISMO TO:-

          Mr A. Tout, BBH and WPP at their respective addresses set out in schedule 1 or to any other addresses for such persons which have been notified to the Purchaser in accordance with clause 16.2.

and shall be deemed to have been duly given or made as follows:-

        (a) if personally delivered, upon delivery at the address of the relevant party;

        (b) if sent by first class post, two Business Days after the date of posting; and

        (c) if sent by air mail, five Business Days after the date of posting;

provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made outside 9.00 a.m. - 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

16.2 A party may notify the other party to this agreement of a change to its name, relevant addressee or address for the purposes of clause 16.1 provided that such notification shall only be effective on:-

        (a) the date specified in the notification as the date on which the change is to take place; or

        (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

16.3 Any notice or other authority or instruction to be given by the Troypeak Vendors under this agreement may be given and shall be properly given if signed by any three of the Troypeak Vendors (excluding NatWest).

17.     COUNTERPARTS

        This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

18.     GOVERNING LAW AND JURISDICTION

18.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

18.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

18.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 18 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

19.     ASSIGNMENT

It is hereby agreed and declared that the benefit of this agreement may be assigned by the Purchaser to any member of the Purchaser's Group provided that any such assignee shall be bound by the provisions of this clause 19 mutatis mutandis.

IN WITNESS whereof this agreement has been executed on the date first above written.

                                   SCHEDULE 1
                                   THE VENDORS
                                     PART I
                                TROYPEAK LIMITED


============================================================================================
            1                         2                   3                  4
                                                          Cash               Percentage
 Column     Names & Addresses of      Number of           Consideration      %
            the Vendors               Shares held         (pound)
============================================================================================
 1.         NatWest Ventures          33,000                2,250,000        NIL
            Investments Limited       (consisting of
            135 Bishopsgate           Pref. C Ord.
            London  EC2M 3UR          21,429 &
                                      C Ord. 11,571)
--------------------------------------------------------------------------------------------
 2.         Christopher George        11,000 (A Ord)          594,250        8.44
            Budd
            Bolivia Mount
            The Dhoor
            Lazayre
            Isle of Man  IM7 4ED
--------------------------------------------------------------------------------------------
 3.         Philip John Hughes        11,000 (A Ord)          594,250        8.44
            The Bungalow
            241A Lower Way
            Thatcham
            Newbury
            Berkshire   RG13 4TP
--------------------------------------------------------------------------------------------
 4.         Anthony William           286,000 (B Ord)         655,000        6.60
            Edwards
            97 Wensleydale Avenue
            Clayhall
            Ilford
            Essex   IG5 0ND
--------------------------------------------------------------------------------------------
 5.         Anthony James Brady       11,000 (A Ord)          594,250        8.44
            80 Malmains Way
            Park Langley
            Beckenham
            Kent   BR3 2SF
--------------------------------------------------------------------------------------------
 6.         Paul Christopher          286,000 (B Ord)         655,000        6.60
            Blowes
            26A Regents Park
            Road
            London  NW1 7TX
--------------------------------------------------------------------------------------------


============================================================================================
            1                         2                   3                  4
                                                          Cash               Percentage
 Column     Names & Addresses of      Number of           Consideration      %
            the Vendors               Shares held         (pound)
============================================================================================
 7.         Ronald Charles Penfold    286,000 (B Ord)         655,000        6.60
            78 Gayfere Road
            Stoneleigh
            Epsom
            Surrey   KT17 2JU
--------------------------------------------------------------------------------------------
 8.         Richard Mark Potts        286,000 (B Ord)         655,000        6.60
            126 Wagon Road
            Barnet
            Hertfordshire   EN4
            0PN
--------------------------------------------------------------------------------------------

                                      ---------            ----------------

                                      1,210,000            (pound)6,652,750
============================================================================================

                                     PART II
                                  PISMO LIMITED


==============================================================================================
                 1                          2                  3               4

                                            Number of
                 Names & Addresses of       Shares held
 Column          the Vendors                (Ordinary          Cash             Percentage
                                            Shares of          Consideration    %
                                            (pound)1 each)     (pound)
==============================================================================================
 1.              Mark Brian Kennedy         753 (A Ord)        198,787          2.79
                 The Old Nursery
                 44 Leicester Road
                 Narborough
                 Leicester  LE9 5DF
----------------------------------------------------------------------------------------------
 2.              Rowland Leach              3765 (A Ord)       993,938          13.93
                 Chaffinches Farm
                 Main Road
                 Birdham
                 Chichester
                 West Sussex
                 PO18 8TD
----------------------------------------------------------------------------------------------
 3.              Alan Tout                  7781 (A Ord)       2,054,138        28.77
                 Flat 2
                 45 Bramham Gardens
                 London  SW3 0HQ
----------------------------------------------------------------------------------------------
 4.              David Paul Whittall        753 (A Ord)        198,787          2.79
                 7 Valley View Close
                 Highwoods
                 Colchester
                 Essex  CO4 4UN
----------------------------------------------------------------------------------------------
 5.              WPP Group plc*             24 (B Ord)         1,744,200        NIL
                 Industrial Estate
                 Hythe
                 Kent  CT21 6PE
----------------------------------------------------------------------------------------------
 6.              BBH Communications         24 (B Ord)         1,744,200        NIL
                 Limited+
                 60 Kingly Street
                 London  W1 6AD
----------------------------------------------------------------------------------------------

                                            ----------   ----------------

                                            13,100       (pound)6,934,050
                                            ==========   ================
==============================================================================================

--------
* registered holder is Carteret Holdings Ltd
+ registered holder is Montrane Ltd

                                   SCHEDULE 2
                       PARTICULARS RELATING THE COMPANIES
                                TROYPEAK LIMITED

Authorised share capital:        (pound)3,000,000 in shares of(pound)1 each:
                                            100,000 CRPB Shares
                                            33,000 A Ordinary Shares
                                            2,772,571 B Ordinary Shares
                                             21,429 Preferred Ordinary Shares
                                             (now Preferred C Ordinary Shares)
                                             11,571 A Preferred Ordinary Shares
                                             (now C Ordinary Shares)
                                            61,429 CRPA Shares

Issued share  capital:           (pound)1,210,000 in shares of(pound)1 each:
                                            33,000 A Ordinary Shares
                                            1,144,000 B Ordinary Shares
                                             21,429 Preferred Ordinary Shares
                                             (now Preferred C Ordinary Shares)
                                             11,571 A Preferred Ordinary Shares
                                             (now C Ordinary Shares)

Directors:                        P J Hughes
                                  The Bungalow, 241A Lower Way, Thatcham,
                                  Newbury, Berkshire  RG13 4TP

                                  P Blowes
                                  26A Regents Park Road, London  NW1 7TX

                                  A J Brady
                                  80 Malmains Way, Park Langley, Beckenham,
                                  Kent   BR3 2SF

                                  R C Penfold
                                  78 Gayfere Road, Stoneleigh, Epsom,

                                  Surrey KT17 2JU


                                  C G Budd
                                  Bolivia Mount, The Dhoor, Lazayre,
                                  Isle of Man   IM7 4ED

                                  A W Edwards
                                  97 Wensleydale Avenue, Clayhall, Ilford,
                                  Essex   IG5 0ND

                                  R M Potts
                                  126 Wagon Road,
                                  120 Hadley Road
                                  Barnet,
                                  Hertfordshire EN5 4QP

Secretary:                        P J Hughes

Auditors:                         Solomon Hare

                                  Oakfield House, Oakfield Grove, Clifton,
                                  Bristol   BS8 2BN

Accounting reference date:        30 September

Registered Office:                P O Box 18, Marsh House, 11 Marsh Street,
                                  Bristol BS99 7BB

                                  PISMO LIMITED

Authorised share capital:        (pound)100,000 in shares of(pound)1 each:
                                             52,000 A Ordinary Shares
                                             48,000 B Ordinary Shares

Issued share capital:            (pound)13,100 in shares of(pound)1 each:
                                             13,052 A Ordinary Shares
                                                 48 B Ordinary Shares

Directors:                        M B Kennedy
                                  The Old Nursery, 44 Leicester Road,
                                  Narborough, Leicester  LE9 5DF

                                  R Leach
                                  Chaffinches Farm, Main Road, Birdham,
                                  Chichester, West Sussex  PO18 8TD

                                  A Tout
                                  Flat 2, 45 Bramham Gardens, London  SW3 0HQ

                                  D P Whittall
                                  7 Valley View Close, Highwoods, Colchester,

                                  Essex CO4 4UN


Secretary:                        A Tout

Auditors:                         Kingston Smith
                                  Quadrant House
                                  Air Street Entrance
                                  80-82 Regent Street
                                  London W1R 5PA

Accounting reference date:        31 March

Registered Office:                50/54 Beak Street
                                  London W1R 3DH

                                   SCHEDULE 3
                                     PART I
                PARTICULARS RELATING TO THE TROYPEAK SUBSIDIARIES

                           PRODUCTION RESPONSE LIMITED

Authorised share capital:        (pound)50,000: 50,000 Shares of(pound)1 each

Issued share capital:            (pound)50,000: 50,000 Shares of(pound)1 each

Directors:                       C G Budd
                                 P J Hughes
                                 E Arnold
                                 A W Edwards
                                 A J Brady
                                 P Blowes
                                 R Penfold
                                 R Potts
                                 D Lumm

Secretary:                       P J Hughes


Auditors:                        Solomon Hare
                                 Oakfield House, Oakfield Grove, Clifton,
                                 Bristol   BS8 2BN


Accounting reference date:       30 September


Registered Office:               Cartwrights
                                 P O Box 18, Marsh House, 11 Marsh Street,
                                 Bristol, Avon   BS99 7BB

                               ERIC STUDIO LIMITED

Authorised share capital:      (pound)100: 100 Ordinary Shares of(pound)1 each


Issued share capital:          (pound)2: 2 Ordinary Shares of(pound)1 each


Directors:                     C G Budd

                               A W Edwards
                               P J Hughes

Secretary:                     P J Hughes

Auditors:                      Solomon Hare
                               Oakfield House, Oakfield Grove, Clifton,
                               Bristol   BS8 2BN


Accounting reference date:     30 September


Registered Office:             Cartwrights
                               P O Box 18, Marsh House, 11 Marsh Street,
                               Bristol, Avon   BS99 7BB

                                     PART II
                 PARTICULARS RELATING TO THE PISMO SUBSIDIARIES

                  MATELOT PRODUCTIONS LIMITED AS AT COMPLETION

Authorised share capital:        (pound)100 divided into 100 Ordinary Shares of
                                 (pound)1 each.

Issued share capital:            (pound)2 divided into 2 Ordinary Shares of
                                 (pound)1 each.

Directors:                       Rutland Directors Limited


Secretary:                       Rutland Secretaries Limited


Auditors:                        None appointed


Accounting reference date:       31 March.


Registered Office:               18 Southampton Place
                                 London WC1A 2AJ

                  MATELOT PRODUCTIONS LIMITED AFTER COMPLETION

Authorised share capital:        (pound)100 divided into 100 Ordinary Shares of
                                 (pound)1 each.

Issued share capital:            (pound)90 divided into 90 Ordinary Shares of
                                 (pound)1 each.

Directors:                       Alan Tout             Julie Davis
                                 Flat 2                276 Maidstone Road
                                 45 Bramham Gardens    Chatham
                                 London  SW5 0NQ       Kent  M64 6JL

                                 Jonathan Hills
                                 Stable Cottage
                                 Smart Hill
                                 Penshurst
                                 Kent TN11 866

Secretary:                       Julie Davis
                                 276 Maidstone Road
                                 Chatham

                                 Kent M64 6JL

Auditors:                        Willott Kingston Smith
                                 Quadrant House
                                 Air Street entrance
                                 80-82 Regent Street
                                 London W1R 5PA

Accounting reference date:       31 March.

Registered Office:               50-54 Beak Street
                                 London W1R 3DH

      FLITCLAIM LIMITED (TO BE RENAMED WATERSHED LIMITED) AS AT COMPLETION

Authorised share capital:        (pound)1,000 divided into 1,000 Ordinary Shares
                                 of(pound)1 each


Issued share capital:            (pound)2 divided into 2 Ordinary Shares of
                                 (pound)1 each

Directors:                       Alan Tout
                                 Flat 2
                                 45 Bramham Gardens
                                 London SW5 0NQ

Secretary:                       Julie Davis
                                 276 Maidstone Road
                                 Chatham
                                 Kent M64 6JL

Auditors:                        None appointed

Accounting reference date:       [             ]

Registered Office:               50/54 Beak Street
                                 London
                                 W1R 3DH

      FLITCLAIM LIMITED (TO BE RENAMED WATERSHED LIMITED) AFTER COMPLETION

Authorised share capital:        (pound)1,000 divided into 1,000 Ordinary Shares
                                 of(pound)1 each


Issued share capital:            (pound)1,000 divided into 1,000 Ordinary Shares
                                 of(pound)1 each

Directors:                       Alan Tout
                                 Flat 2
                                 45 Bramham Gardens
                                 London SW5 0NQ

Secretary:                       Julie Davis
                                 276 Maidstone Road
                                 Chatham
                                 Kent M64 6JL

Auditors:                        Willott Kingston Smith
                                 10 Bruton Street
                                 London W1X 7AG

Accounting reference date:       31 December

Registered Office:               50/54 Beak Street
                                 London
                                 W1R 3DH

                                   SCHEDULE 4
                                    [DELETED]

                                   SCHEDULE 5
                                 THE WARRANTIES

Any Warranty expressed to be given "to the best of the Warrantors' knowledge and belief" or "so far as the Warrantors are aware" or otherwise qualified by reference to the knowledge of the Warrantors shall not, save where expressed to the contrary, be qualified in the manner stated unless the Warrantors establish that they have made such reasonable enquiries to establish the truth and accuracy of that Warranty as are appropriate in the context of the relevant Warranty.

In this schedule 5 and schedule 6 the following words have the following meanings, unless the context otherwise requires:

"ACCOUNTS" means the audited financial statements of each Company, comprising the balance sheet, profit and loss account and cash flow statements of each Company, together in each case with the notes thereon, directors' report and auditors' certificate, as at and for the financial period ended on the Accounts Date;

"ACTIVITIES" means any activity, operation or process carried out by the Company at any property whether or not currently owned, occupied or used by the Company;

"CAA" means the Capital Allowances Act 1990;

"CLAIM FOR TAX" means any of the following:-

        (a) any liability to make a payment of Tax and any claim, assessment, demand, notice or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country, including any Tax Authority, which claims payment of Tax;

        (b) any non-availability or loss of or reduction of any relief (including in particular a right to repayment);

"COMPETENT AUTHORITY" means any person or legal entity (including any government or government agency) having regulatory authority under Environmental Laws and/or any court of law or tribunal;

"DISTRIBUTION" means a distribution as defined by sections 209 to 211 (inclusive) of the TA and section 418 of the TA;

"ENVIRONMENT" means any and all organisms (including without limitation man), ecosystems, property and the following media: air, (including without limitation, the air within buildings and the air within other natural or man-made structures whether above or below ground); water (including without limitation, water under or within land or in drains or sewers and coastal and inland waters); and land (including without limitation, land under water);

"ENVIRONMENTAL LAWS" means all international, EU, national, federal, state or local statutes, (which for the avoidance of doubt shall include the Producer Responsibility Obligations (Packaging Waste) Regulations 1997, section 57 and schedule 22 of the Environment Act

1995 and the guidance and regulations adopted under those provisions,) by-laws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances, decrees or regulatory codes of practice, circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety;

"ENVIRONMENTAL LIABILITY" means liability (including, without limitation, liability in respect of Remedial Action) on the part of the Company and for any of its directors, officers or shareholders under Environmental Laws;

"ENVIRONMENTAL PERMIT" means any and all licences, consents, permits, authorisations or similar, made or issued pursuant to or under, or required by, Environmental Laws in relation to the carrying on by the Company of its business;

"ERA" means the Employment Rights Act 1996;

"FORMER PROPERTY" means any and all land or property, other than the Properties, owned, occupied or used at any time by the Company;

"HARM" OR "DAMAGE" in relation to the Environment mean harm or damage to health of living organisms (which in the case of man includes offence caused to any of his senses or harm to his property) or other interference with ecological systems of which they form part;

"HAZARDOUS MATTER" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, including electricity, heat and vibration, and whether alone or in combination with any other substance) which is capable of causing harm to or have a deleterious effect on the Environment, being a nuisance, or which restricts or makes more costly the use, development, ownership or occupation of any Properties;

"ITA" means the Inheritance Tax Act 1984;

"L&T COVENANTS ACT" means the Landlord and Tenant (Covenants) Act 1995;

"LEASES" means the leases specified in the Disclosure Letter;

"REMEDIAL ACTION" means (i) preventing, limiting, removing, remedying, cleaning up, abating, containing or ameliorating the presence or effect of any Hazardous Matter in the Environment (including without limitation the Environment at the Properties) or (ii) carrying out investigative work and obtaining legal and other professional advice as is reasonably required in relation to (i);

"SUBSTANTIAL CUSTOMER" means a customer accounting for more than five per cent. of the Group's sales in the financial year ended on the Accounts Date;

"SUBSTANTIAL SUPPLIER" means a supplier accounting for more than five per cent. of the Group's purchases in the financial year ended on the Accounts Date;

"TAX" OR "TAX" means any tax, and any duty, contribution, impost, withholding, levy or charge in the nature of tax, whether domestic or foreign, and any fine, penalty, surcharge or interest connected therewith and includes corporation tax, advance corporation tax, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), national insurance and social security contributions, capital gains tax, inheritance tax, value added tax, customs excise and import duties, stamp duty, stamp duty reserve tax, insurance premium tax, air passenger duty, land fill tax, petroleum revenue tax, advance petroleum revenue tax, gas levy and any other payment whatsoever which any person is or may be or become bound to make to any person and which is or purports to be in the nature of taxation;

"TAXATION AUTHORITY" means any local, municipal, governmental, state, federal or fiscal, revenue, customs or excise authority, body, agency or official anywhere in the world having or purporting to have power or authority in relation to Tax including the Inland Revenue and HM Customs and Excise;

"TAXATION STATUTES" means all statutes, statutory instruments, orders enactments, laws, by-laws, directives and regulations, whether domestic or foreign decrees, providing for or imposing any Tax;

"TCGA" means the Taxation of Chargeable Gains Act 1992;

"TMA" means the Taxes Management Act 1970;

"TRANSFER REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

"TULR(C)A" means the Trade Union and Labour Relations (Consolidation) Act 1992;

"VATA" means the Value Added Tax Act 1994 and "VAT LEGISLATION" means VATA and all regulations and orders made thereunder;

"YEAR 2000 CONFORMITY" shall have the meaning set out in the document published with reference number DISC PD2000-1 by the part of the British Standards Institution called DISC entitled "A Definition of Year 2000 Conformity Requirements". In construing the meaning of this definition, regard shall be had to the Amplification of the Definition and Rules set out in the same document.

1.      VENDORS' CAPACITY

1.1     AUTHORISATIONS

The Vendors have obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower them to enter into and to perform its obligations under this agreement and each document to be executed by them at or before Completion.

1.2     PROPER EXECUTION

The Vendors' obligations under this agreement and each document to be executed at or before Completion are or when the relevant document is executed, will be enforceable in accordance with their terms.

2.      THE COMPANY, THE SHARES AND THE SUBSIDIARIES

2.1     INCORPORATION AND EXISTENCE

The Company, Montrane Limited and each of the Subsidiaries are limited companies incorporated under English law and Carteret Holdings Limited is incorporated under Jersey Law and each have been in continuous existence since their incorporation.

2.2     THE SHARES

        (a) The Vendors are the only legal and beneficial owners of the Shares.

        (b) The Company has not allotted any shares other than the Shares and the Shares are fully paid or credited as fully paid.

        (c) There is no Encumbrance in relation to any of the Shares or unissued shares in the capital of the Company. No person has claimed to be entitled to an Encumbrance in relation to any of the Shares and no Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any of the Shares or any interest therein to any person.

        (d) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion).

2.3     THE SUBSIDIARIES

        (a) The Company does not have any subsidiary undertakings other than the Subsidiaries. Each of the Subsidiaries is a wholly-owned subsidiary of the Company (unless otherwise indicated in schedule
               3) and each of the shares of each such company has been properly allotted and issued and is fully paid or credited as fully paid.

        (b) There is no Encumbrance in relation to any of the shares or unissued shares in the capital of any of the Subsidiaries. No person has claimed to be entitled to an Encumbrance in relation to any of the shares of any of the Subsidiaries and no Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any shares in any of the Subsidiaries or any interest therein to any person.

        (c) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of any of the Subsidiaries (including an option or right of pre-emption or conversion).

        (d) The Company does not own any shares or stock in the capital of nor does it have any beneficial or other interest in any company or business organisation other than the Subsidiaries nor does the Company control or take part in the management of any other company or business organisation.

3.      ACCOUNTS

3.1     GENERAL

        (a)  The Accounts show a true and fair view of the:-

             (i) assets, liabilities, financial position and state of affairs at the Accounts Date; and

            (ii) the profits and losses for the financial year ended on the Accounts Date of the Company.

        (b) The Accounts have been prepared and audited in accordance with the standards, principles and practices specified on the face of the Accounts applied on a consistent basis and subject thereto in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom consistently applied.

        (c) The Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared in respect of the three years before the Accounts Date.

3.2      LIABILITIES

The Accounts make full provision or reserve for or disclose all liabilities
        (including all contingent or deferred liability to Tax) of the Company whether actual, contingent or otherwise which would fall to be disclosed in accordance with UK generally accepted accounting principles.

3.3    EXTRAORDINARY AND EXCEPTIONAL ITEMS

The results shown by the audited profit and loss account of the Company for each of the three financial years of the Company ended on the Accounts Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non recurring item or by any other matter making the profits or losses for a period covered by any of those accounts unusually high or low and do not include any profit any profit or loss or any transaction between any Vendor or any Related Person or connected person of any Vendor on the one hand and the Company on the other.

3.4     VALUATION OF STOCK

In the Accounts:-

        (a) stock was valued in the same way as in the two preceding financial years and on the basis of the lower of cost and net realisable value; and

        (b) all redundant and obsolete stock was written off and full provision was made for all slow-moving and damaged stock.

3.5     DEPRECIATION

The rates of depreciation and amortisation used in the audited accounts of the Company for the three financial years of the Company ended on the Accounts Date were sufficient to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

3.6     FIXED ASSETS

The value of all of the fixed assets of the Company as shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

3.7     OFF BALANCE SHEET FINANCING

No member of the Group is engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

3.8     ACCOUNTING AND OTHER RECORDS

        (a) The books of account and all other records of the Company (including any which it may be obliged to produce under any contract now in force) are up-to-date, in its possession and are true and complete in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

        (b) All deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company are in the possession of the Company.

3.9     ACCOUNTING REFERENCE DATE

The accounting reference date (under section 224 of the Companies Act 1985) is and has always been 30 September for Troypeak and the Troypeak Subsidiaries and 31 March for Pismo.

3.10    MANAGEMENT ACCOUNTS

The management accounts of the Company for the period from the Accounts Date to 31 January 1998 (a copy of which are annexed to the Disclosure Letter) have been prepared on a basis consistent with the Accounts and subject to (a) to (f) below are accurate in all material respects and:-

        (a) make proper provision or reserve for depreciation, bad or doubtful debts and other known actual liabilities;

        (b) make fair disclosure in notes of all known contingent liabilities;

        (c)    do not overvalue assets;

        (d) have not (save as disclosed in such Management Accounts) been affected by any extraordinary, exceptional or non-recurring item or by any other fact rendering the profits or losses for the relevant period unusually high or low;

        (e) do not include any profit or loss on any transaction between any of the Vendors or any person connected or associated with them and the Company, save for such as previously disclosed to the Purchaser; and

        (f) fully accrue all sums which are owed to advertising agencies, including in particular all commissions, discounts, over-riders and other similar payments or credits.

Provided that this Warranty 3.10 shall not apply to corporation tax and, in particular, deferred taxation save that the Management Accounts take into account UK tax at the rates of 33pc and in relation to Troypeak only, in addition known capital allowances, addbacks for depreciation and entertainment expenditure and known disallowable items and general provisions.

4.      CHANGES SINCE THE ACCOUNTS DATE

4.1     GENERAL

Since the Accounts Date:-

        (a) the Company has carried on its business prudently and in the ordinary and usual course and so as to maintain the business as a going concern;

        (b) there has been no material adverse change in the financial or trading position or prospects of the Company; and

        (c) there has been no material reduction in the value of those fixed assets specified in the Accounts, to the extent still owned by the Company.

4.2     SPECIFIC

Since the Accounts Date:-

        (a) the Company has not, other than in the ordinary course of trading:-

               (i)   disposed of, or agreed to dispose of, an asset; or

               (ii) assumed or incurred or paid, or agreed to assume or incur or pay, a material liability, obligation or expense (actual or contingent);

        and in the case of a disposal or agreement to dispose of an asset for an amount which is lower than book value or an open market arm's length value, whichever is the higher;

        (b) the Company has not acquired or agreed to acquire an asset for an amount which is higher than open market arm's length value;

        (c) the Companies, together, have not made, or agreed to make, capital expenditure exceeding in total (pound)60,000 or incurred, or agreed to incur, a commitment or connected commitments involving capital expenditure exceeding in total (pound)60,000;

        (d) no Substantial Supplier or Substantial Customer has ceased or substantially reduced its trade with the Company or has altered the terms of trade to the Company's disadvantage;

        (e) the Company has not declared, paid or made a dividend or other distribution (including a distribution within the meaning of the TA) except to the extent provided in the Accounts;

        (f) no resolution of the shareholders of the Company has been passed (except for those representing the ordinary business of an annual general meeting);

        (g) the Company has not repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things;

        (h) the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or incurred any indebtedness (including in each case inter group);

        (i) the Company has not paid nor is under an obligation to pay any service, management or similar charges or any interest or amount in the nature of interest to any other person or incurred any liability to make such a payment or made any payment to any of the Vendors or any of their connected persons whatsoever; and

        (j) the Company has not incurred or paid any liability for any financial, legal, accountancy, surveyors, valuers, environmental, actuaries or other professional advisers fees.

5.      ASSETS

5.1     TITLE AND CONDITION

        (a) There are no Encumbrances (other than liens arising in the ordinary course of business), nor has the Company agreed to create any Encumbrances, over any part of its undertaking or assets and each asset used by the Company (tangible or intangible) is:-

               (i)   legally and beneficially owned by the Company; and

               (ii) where capable of possession, in the possession of the Company.

        (b) The Company owns each asset (tangible or intangible) necessary for the operation of its business as currently conducted and without limitation no rights (other than rights as shareholders in the Company) relating to the business of the Company are owned or otherwise enjoyed by or on behalf of any of the Vendors of any of their connected persons.

        (c) All plant, machinery, vehicles and equipment owned or used by the Company are in good condition and working order and have been regularly and properly maintained. None is dangerous, inefficient, out-of-date or in need of renewal or replacement or surplus to the Company's requirements.

5.2     HIRE PURCHASE AND LEASED ASSETS

Copies of any bill of sale or any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are annexed to the Disclosure Letter.

5.3     STOCK

        (a) The Company's stock is of satisfactory quality and saleable in the usual course of its business in accordance with its current price list.

        (b) The Company has not supplied, or agreed to supply, goods which have been defective or which fail, or will fail, to comply with their terms of sale.

        (c) No goods in a state ready for supply by the Company are defective or will fail to comply with terms of sale similar to terms of sale on which similar goods have previously been sold by the Company.

        (d) The Company's level of stock is reasonable having regard to current and anticipated demand.

        (e) The Company has not acquired nor agreed to acquire any material part of its stock on terms that the property therein does not pass until full payment is made.

5.4     DEBTS

Except to the extent to which specific provision or reserve has been made in the Accounts, all indebtedness owed to the Company and whether included in the Accounts or arising since the Accounts Date will be duly paid in full not later than 6 months from Completion and none of such indebtedness has been factored, sold or agreed to be sold by the Company.

6.      INTELLECTUAL PROPERTY

6.1     GENERAL

        (a) Save for Intellectual Property licensed to the Company, the Company is the sole and absolute legal and beneficial owner of all Intellectual Property used in connection with its business and where appropriate such Intellectual Property is registered in or applied for in the name of the Company.

        (b) The Intellectual Property used by the Company in connection with its business is free from Encumbrances and, in the case of confidential information, any disclosure obligation and is subsisting, valid, exercisable and enforceable.

6.2    RENEWALS/MAINTENANCE

All registration and renewal fees have been paid in relation to the Intellectual Property which is registered or applied for in the name of the Company. All steps have been taken diligently for the prosecution and maintenance of such Intellectual Property and all steps have been taken diligently for the maintenance and protection of unregistered Intellectual Property owned by the Company.

6.3     LICENCES

        (a) The terms of all licences or rights which have been granted by the Company or which the Company or the Vendors or any of their Related Persons, if applicable, intends to enter into for the purposes of the business of the Company or which are being currently negotiated or other agreement or consents or undertakings entered into by the Company or the Vendors or any of their Related Persons, if applicable, relating to the Intellectual Property owned by or licensed to the Company are set out in the Disclosure Letter and unless disclosed neither the Company nor the Vendors nor any of their Related Persons, if applicable, is obliged to enter into any such agreement relating to the business of the Company. There has been or is no breach by the Company so far as the Warrantors are aware nor is there any fact or matter which would or may create a breach of such licences or undertakings.

        (b) The terms of all licences or rights granted to the Company or which the Company or the Vendors or any of their Related Persons, if applicable, intends to enter into for the purposes of the business of the Company or which are being currently negotiated or other agreement or consents or undertakings entered into by the Company or the Vendors or any of their Related Persons, if applicable, relating to the Intellectual Property used in the business of the Company are set out in the Disclosure Letter and neither the Company nor the Vendors nor any of their Related Persons, if applicable, is obliged to enter into any such agreement relating to the business of the Company. There has been or is no breach by the Company nor, so far as the Warrantors are aware, is there any fact or matter which would or may create a breach of such licences or undertakings.

6.4     INFRINGEMENT

        (a) The use by the Company of any Intellectual Property used in the business of the Company does not and is not likely to infringe and the processes or methods employed, services provided, the business conducted and the products used manufactured and dealt in or supplied by the Company do not nor did they at the time used manufactured dealt in or supplied infringe the Intellectual Property of any other person.

        (b) No proceedings claims or complaints have been brought or threatened by any third party or competent authority in relation to the Intellectual Property owned by or licensed to the Company including any concerning title subsistence validity or enforceability or grant of any right or interest in such Intellectual Property.

        (c) So far as the Warrantors are aware no third party is infringing or misusing or threatening to infringe or misuse the Intellectual Property owned by or licensed to the Company.

        (d) The Company is not subject to any injunction, undertaking or court order or order of any other authority of competent jurisdiction not to use or restricting the use of any Intellectual Property.

6.5     CONFIDENTIAL AGREEMENTS

Save as disclosed, the Company has not and none of the Vendors nor any of their Related Persons, if applicable, has entered into any confidentiality or other agreement or is subject to any duty which restricts the free use or disclosure of any information used in the business of the Company and there is no breach of any such agreement or duty.

7.      EFFECT OF SALE

7.1 Neither the execution nor performance of this agreement or any document to be executed at or before Completion will:-

        (a) result in the Company losing the benefit of a Permit or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction; or

        (b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction; or

        (c) result in any Substantial Customer being entitled to cease dealing or, so far as the Warrantors are aware having made no enquiry of any Substantial Customers, ceasing to deal with the Company or substantially to reduce its existing level of business or to change the terms upon which it deals with the Company; or

        (d) result in any Substantial Supplier being entitled to cease supplying or, so far as the Warrantors are aware having made no enquiry of any Substantial Supplier, ceasing to supply the Company or substantially to reduce its supplies to or to change the terms upon which it supplies the Company;

        (e) so far as the Warrantors are aware result in any officer or senior employee leaving the Company; or

        (f) make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

8.      CONSTITUTION

8.1     INTRA VIRES

The Company has the power to carry on its business as now conducted and the business of the Company has at all times been carried on intra vires.

8.2     MEMORANDUM AND ARTICLES

The memorandum and articles of association of the Company in the form annexed to the Disclosure Letter are true and complete and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

8.3     REGISTER OF MEMBERS

The register of members of the Company has been properly kept and contains true and complete records of the members from time to time of the Company and the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

8.4     POWERS OF ATTORNEY

The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way and which power of attorney remains in force or was granted or conferred within three years of the Completion Date.

8.5     STATUTORY BOOKS AND FILINGS

        (a) The statutory books of the Company are up to date, in its possession and are true and complete in accordance with the law.

        (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) have been properly prepared and filed and are true and complete and the common seal of the Company is in its possession.

9.      INSURANCE

9.1     POLICIES

The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "POLICIES"). Each of the Policies is valid and enforceable and is not void or voidable. So far as the Warrantors are aware, there are no circumstances which might make any of the Policies void or voidable or lead to any claim under the Policies to be avoided by the insurers.

9.2     INSURANCE OF ASSETS

Each insurable asset of the Company has at all material times been and is at the date of this agreement insured to its full replacement value against each risk normally insured against by a prudent person operating the types of business operated by the Company.

9.3     CLAIMS

No claim is outstanding under any of the Policies and so far as the Warrantors are aware, no matter exists which might give rise to a claim under any of the Policies.

9.4     PREMIUMS

The Company has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

10.     CONTRACTUAL MATTERS

10.1    VALIDITY OF AGREEMENTS

        (a) Neither the Company nor the Warrantors have any knowledge (without having made enquiry of any third party) of the invalidity of, or a ground for termination, avoidance or repudiation of, an agreement, arrangement or obligation to which the Company is a party. No party with whom the Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

        (b) So far as the Warrantors are aware, no party with whom the Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement and so far as the Warrantors are aware, no matter exists which might give rise to such breach.

        (c) The Company is not in breach of any agreement or arrangement so far as the Warrantors are aware, no matter exists which might give rise to such breach.

10.2    STANDARD TERMS AND CONDITIONS

A copy of the standard terms and conditions of business of the Company are annexed to the Disclosure Letter and the Company has not entered into an agreement or arrangement with a customer or supplier different from these.

10.3    SUPPLY CONTRACTS

Full and accurate details of all agreements or arrangements for the supply of stock, raw materials, products or goods to or by the Company which involve or are likely to involve the supply of goods the aggregate sale value of which will represent in excess of five per cent. of the turnover for the financial year of the Company ended on the Accounts Date are contained in the Disclosure Letter and copies annexed to it.

10.4    MATERIAL AGREEMENTS

        (a) The Company is not a party to and is not liable under any contract, transaction, arrangement or liability which involves, or is likely to involve obligations or liabilities which, by reason of their nature or magnitude, ought reasonably to be made known to an intending purchaser of the Shares because it:-

             (i) is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

            (ii) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

           (iii) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

            (iv) cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money, effort or personnel;

             (v) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

            (vi) involves an aggregate outstanding expenditure or other liability by the Company of more than (pound)60,000, or

           (vii) restricts its freedom to engage in any activity or business or confines its activity or business to a particular place;

        (b)  The Company is not a party to and is not liable under:-

           (i) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

           (ii) a distributorship, agency, marketing, licensing or management agreement or arrangement.

10.5    CONTRACTS WITH CONNECTED PERSONS

There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company is or was a party and in which any of the Vendors, a director or former director of any member of the Group or of any of the Vendors' Related Persons or a person connected with any of them is or was interested in any way. The Company does not owe any obligation or sum to nor does it and neither will it immediately after Completion have any contractual or other arrangements of any sort with the Vendors or any of their connected persons and since the Accounts Date no payment or accrual (including, in particular, interest) has been made between or for the benefit of any of the Vendors or any of the Vendors' Related Persons or a person connected with any of them on the one hand and the Company on the other hand.

10.6    CONDITIONS AND WARRANTIES IN RESPECT OF GOODS OR SERVICES

Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of trading, the Company has not given a condition or warranty, or made a representation, in respect of goods or services supplied or agreed to be supplied by it, or accepted an obligation that could give rise to a liability after the goods or services have been supplied by it.

10.7 Neither BBH nor JWT nor any other advertising agency nor any person connected with an advertising agency has (or has in the previous 24 months had) any interest, proposed interest or intention to acquire an interest in the profits of any Group Company or business, or part of the business, of any Group Company, save as 48 pc shareholders in Pismo and save in relation to Eric Studio Limited and Studio Response Ltd; and no such agency or connected person receives from any Group Company discounts commissions or rebates or any other fee calculated otherwise than by reference to turnover supplied by such person.

10.8 No employee or director of Pismo or Troypeak or any Subsidiary or connected person of any of them has any interest, direct or indirect, in Studio Response Ltd or any company or undertaking carrying on similar activities for Euro RSCG or any connected person.

11.     INFORMATION TECHNOLOGY

11.1    INFORMATION TECHNOLOGY

In the twelve months prior to the date hereof the Company has not suffered and, so far as the Warrantors are aware without having made enquiry of any third party, no other person has suffered any failures or bugs in or breakdowns of any computer hardware or software used in connection with the business of the Company which have caused any substantial disruption or interruption in or to its use and the Warrantors do not know, without having made enquiry of any third party, nor are they aware, of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the acquisition by the Purchaser of the Shares pursuant to this agreement on the same basis as it is presently used.

11.2 So far as the Warrantors are aware, all computer systems used and planned to be used in the business of the Company comply with Year 2000 Conformity.

11.3 All computer systems, excluding software, used in the business of the Company are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Company. No action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

11.4 The Company is validly licensed to use the software used in its business and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to the date hereof.

12.     LIABILITIES

12.1    BORROWINGS

The total amount borrowed by the Company from its bankers does not exceed the limits of the applicable facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

12.2    CONTINUANCE OF FACILITIES

Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company as at Completion are set out in the Disclosure Letter and whether or not of a type which would be required to be shown in or reflected in the Accounts (including any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained) forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) and copies of all documents relating to such matters are annexed to the Disclosure Letter. None of the Vendors' nor any of their Related Persons nor any member of the Group has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

12.3    BANK ACCOUNTS

A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date of this agreement has been supplied to the Purchaser. The Company does not have any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.

12.4    WORKING CAPITAL

Having regard to existing bank and other facilities, the Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for a period of 12 months from Completion and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with, or undertaken by, the Company.

12.5    GUARANTEES AND INDEMNITIES

        (a) The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

        (b) No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person other than a Group Company.

12.6    EVENTS OF DEFAULT

No event has occurred or is subsisting or been alleged or so far as the Warrantors are aware is likely to arise which:-

        (a) constitutes an event of default, or otherwise gives rise to an obligation to repay, or to give security under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both);

        (b) will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both); or

        (c) with the giving of notice and/or lapse of time constitute or result in a default or the acceleration of any obligation under any agreement or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets is bound.

12.7    GRANTS

The Company is not liable to repay an investment or other grant or subsidy made to it by any person (including the Department of Trade and Industry or its predecessor). No matter (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

13.     PERMITS

13.1    COMPLIANCE WITH PERMITS

The Company has obtained and complied with the terms and conditions of each Permit (full and accurate details of which are contained in the Disclosure Letter).

13.2    STATUS OF PERMITS

There are no pending or threatened proceedings which might in any way affect the Permits and the Warrantors are not aware, without having made enquiry of any third party of any other reason why any of them should be suspended, threatened or revoked or be invalid.

14.     INSOLVENCY

14.1    WINDING UP

No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company.

14.2    ADMINISTRATION

No administration order has been made and no petition for an administration order has been presented in respect of the Company.

14.3    RECEIVERSHIP

No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Company's business or assets.

14.4    COMPROMISES WITH CREDITORS

        (a) No voluntary arrangement under section 1 of the Insolvency Act 1986 has been proposed or approved in respect of the Company.

        (b) No compromise or arrangement under section 425 of the Companies Act 1985 has been proposed, agreed to or sanctioned in respect of the Company.

        (c) The Company has not entered into any compromise or arrangement with its creditors or any class of its creditors generally.

14.5    INSOLVENCY

The Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (but for this purpose ignoring the reference to "if it is proved to the satisfaction of the court that" in section 123(1)(e) and 123(2)).

14.6    PAYMENT OF DEBTS

The Company has not stopped paying its debts as they fall due.

14.7    DISTRESS ETC.

No distress, execution or other process has been levied on an asset of the Company.

14.8    UNSATISFIED JUDGMENTS

There is no unsatisfied judgment or court order outstanding against the Company.

14.9    STRIKING OUT

No action is being taken by the Registrar of Companies to strike the Company off the register under section 652 of the Companies Act 1985.

15.     LITIGATION AND COMPLIANCE WITH LAW

15.1    LITIGATION

        (a) Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the three years ending on the date of this agreement been involved, in a material civil, criminal, arbitration, administrative or other proceeding in any jurisdiction, excluding debt collection disputes for amounts totalling in aggregate less than(pound)50,000. No civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or so far as the Warrantors are aware, a person for whose acts or defaults the Company may be vicariously liable.

        (b) So far as the Warrantors are aware, no matter exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

        (c) There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or, so far as the Warrantors are aware, against a person for whose acts or defaults the Company may be vicariously liable.

15.2    COMPLIANCE WITH LAW

The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

15.3    INVESTIGATIONS

The Company is not and has not so far as the Warrantors are aware, been subject to any investigation, enquiry or disciplinary proceeding (whether judicial, quasi-judicial or otherwise) in any jurisdiction and none is pending or threatened, and neither has it received any request for information from, any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction. So far as the Warrantors are aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

15.4    COMPETITION LAW

        (a) The Company is not nor has been a party to or concerned in any agreement or arrangement, or conducted itself (whether by omission or otherwise) in a manner, which:-

            (i) could give rise to an investigation by the Office of Fair Trading or the Monopolies and Mergers Commission under the Fair Trading Act 1973;

            (ii) has been or is required to be furnished to the Director General of Fair Trading pursuant to the Restrictive Trade Practices Acts 1976 and 1977;

            (iii)  contravenes the provisions of the Resale Prices Act 1976;

            (iv) contravenes the provisions of the Trade Descriptions Acts 1968 and 1972;

            (v) constitutes an anti-competitive practice within the meaning of the Competition Act 1980;

            (vi) constitutes a breach of any relevant undertaking, order, assurance or other measure made under the Fair Trading Act 1973, the Restrictive Trade Practices Acts 1976 and 1977, the Resale Prices Act 1976, the Trade Descriptions Acts 1968 and 1972, or the Competition Act 1980;

            (vii) infringes Articles 85 and/or 86 of the Treaty of Rome or their equivalent provisions under the European Economic Area Agreement or any other anti-trust or similar legislation in any jurisdiction; or

            (viii) is registrable, unenforceable or void (whether in whole or in part) or renders it liable to civil, criminal or administrative proceedings by virtue of any anti-trust, anti-monopoly, anti-cartel, consumer law or any other similar legislation in any jurisdiction.

        (b) The Company has not given an undertaking or written assurance (whether legally binding or not) to any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

        (c) The Company is not subject to an order, regulation or decision made by any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

        (d) The Company is not and has not been a party to or concerned in any agreement, arrangement or concerted practice in respect of which an application for negative clearance and/or an exemption has been made to the Commission of the European Communities or the EFTA Surveillance Authority.

15.5    UNLAWFUL PAYMENTS

Neither the Company nor, so far as the Warrantors are aware, any person for whose acts or defaults the Company may be vicariously liable has:-

        (a) induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

        (b) offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

        (c) directly or indirectly made an unlawful contribution to a political activity.

All references to the Company in this paragraph 15 should be deemed to include the Company's officers, agents and employees.

16.     BROKERAGE OR COMMISSIONS

        No person is entitled to receive from the Company or any Vendor or Related Person or a connected person of any of them, a finder's fee, brokerage or commission or other benefit in connection with this agreement or anything in it and in particular the Company is not liable to pay or give to any of its directors, officers, employees, agents and advisers any sum or benefit whatsoever in connection with the sale of the Shares and no such person has any interest in such sale.

17.     DIRECTORS AND EMPLOYEES

17.1    PARTICULARS OF OFFICERS

The particulars of all employees annexed to the Disclosure Letter show the names, job title, date of commencement of employment, date of birth and period of continuous employment (calculated in accordance with Chapter 1 of part XIV of the ERA) of every employee of the Company and contain details of negotiations which have taken place in the preceding two years concerning pay for all employees of Pismo and the Pismo Subsidiaries.

17.2    REMUNERATION AND BENEFITS

The particulars of all employees annexed to the Disclosure Letter show all remuneration and other benefits:-

        (a)    actually provided; and

        (b) which the Company is currently or conditionally bound to provide (whether now or in the future)

to each officer and employee of the Company and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors' and officers' insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings (the "SCHEMES") operated for all or any employees or former employees of the Company or their dependants whether legally binding on the Company or not.

17.3    TERMS AND CONDITIONS

        (a) The Disclosure Letter contains copies of all the standard terms and conditions, staff handbooks and policies which apply to employees of the Company and identifies which terms and conditions apply to which employees.

        (b) There are no terms and conditions in any contract with any director, officer or employee of the Company pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct consequence of the transaction contemplated by this agreement.

        (c) There are no service agreements or contracts of employment between the Company and any of its directors, officers or employees containing any provision in addition to the matters required to be contained therein under section 1 of the ERA.

        (d) All employees of the Company have received a written statement of particulars of their employment as required by section 1 of the ERA.

        (e) No employee of Troypeak or the Troypeak Subsidiaries have any contractual rights whatsoever to an annual increase in salary and/or any contractual benefits.

17.4    OPERATION OF THE SCHEMES

        (a) The Schemes have at all times been operated in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed and all tax clearances and approvals necessary to obtain favourable tax treatment for the Company and/or the participants in the Schemes have been obtained and not withdrawn and no act or omission has occurred which has or could prejudice any such tax clearance and/or approval.

        (b) No past or present director, officer, employee or any dependant thereof or any other participant in any Scheme has made any claim against the Company in respect of any Scheme and no event has occurred which could or might give rise to any such claim.

17.5    NOTICE PERIODS

The terms of employment or engagement of all employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated by not more than four weeks' notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment).

17.6    CHANGES SINCE THE ACCOUNTS DATE

Since the Accounts Date the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any of its directors, officers or employees and the Company is under no obligation to make any such changes with or without retrospective operation.

17.7    LOANS

There are no amounts owing or agreed to be loaned or advanced by the Company to any directors, officers and employees of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

17.8    NOTICE OF TERMINATION AND LEAVE OF ABSENCE

        (a) No director, officer or employee of the Company has given or received notice to terminate his employment.

        (b) There are no directors, officers or employees of the Company who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

17.9    PAYMENT UP TO COMPLETION

All salaries and wages and other benefits of all employees of the Company have, to the extent due, been paid or discharged in full.

17.10   INDUSTRIAL RELATIONS

        (a) No directors, officers or employees of the Company are members of a trade union, staff association or any other body representing workers and no such union, association or body is recognised by the Company for the purposes of collective bargaining.

        (b) There are no rights and liabilities relating or pursuant to any collective agreements (whether with a trade union, staff association or any other body representing workers and whether legally binding or not) concerning the Company.

        (c) Within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute (as defined in section 218 of the TULR(C)A) with any employee, trade union, staff association or any other body representing workers and no event has occurred which could or might give rise to any such dispute and no industrial action involving employees of the Company, official or unofficial, is now occurring or threatened nor has any industrial relations or employment matter been referred either by the Company or its employees or by any trade union staff association or any other body representing workers to ACAS for advice, conciliation or arbitration.

17.11   CLAIMS BY EMPLOYEES

Nopast or present director, officer or employee of the Company or any predecessor in business has brought any claim or has any right of action against the Company including any claim:-

        (a) in respect of any accident or injury which is not fully covered by insurance; or

        (b)    for breach of any contract of services or for services; or

        (c) for loss of office or arising out of or connected with the termination of his office or employment and so far as the Warrantors are aware, no event or inaction has occurred which could or might give rise to any such claim.

17.12   ENQUIRIES AND DISCRIMINATION

        (a) There are no enquiries or investigations existing, pending or, so far as the Warrantors are aware, threatened affecting the Company in relation to any directors, officers or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

        (b) There are no terms or conditions under which any director, officer or employee of the Company is employed, nor has anything occurred or not occurred prior to Completion that may give rise to any claim for sex discrimination, race discrimination, disability discrimination or equal pay either under domestic United Kingdom or European Law whether by such director, officer or employee or a prospective director, officer or employee or otherwise.

17.13   COMPLIANCE WITH LAWS

        (a) The Company has complied in all material respects with all relevant provisions of the Treaty of Rome, EC Directives, statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders, declarations and awards relevant to the Company's directors, officers and employees or the relations between the Company and any trade union, staff association or any other body representing workers.

        (b) There are no training schemes, arrangements or proposals, whether past or present, in respect of which a levy may henceforth become payable by the

               Company under the Industrial Training Act 1982 and pending Completion no such schemes, arrangements or proposals will be established or undertaken.

17.14   TRANSFER REGULATIONS

The Company has not entered into any agreement and no event has occurred which may involve the Company in the future acquiring any undertaking or part of one such that the Transfer Regulations may apply thereto.

17.15   DUTY TO INFORM AND CONSULT

The Vendors and the Company have complied with their obligations to inform and consult with trade unions and other representatives of workers and to send notices to the Secretary of State pursuant to sections 188 to 194 of the TULR(C)A and regulations 10 and 11 of the Transfer Regulations.

17.16   RECORDS

The Company has maintained adequate and suitable records regarding the service of its directors, officers and employees and such records comply with the requirements of the Data Protection Act 1984.

17.17   BUSINESS IS CONDUCTED BY EMPLOYEES

The Company has not entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with its employees.

18.     PROPERTIES

18.1    ALL PROPERTY

The Properties comprise all the land and property owned, used or occupied by and all the rights vested in the Company and all agreements whereby the Company has any entitlement to income relating to any such land and property at the date hereof.

18.2    NO OTHER LIABILITIES

The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease, licence or other interest in, or agreement relating to, land apart from the Properties.

18.3    LEGAL AND BENEFICIAL ENTITLEMENT

The Company is solely legally and beneficially entitled to the Properties for the term of years granted or periods allowed by the leases and other agreements brief details of which are set out in Schedule 8

18.4    TITLE DEEDS AND DOCUMENTS

The Company has under its control all title deeds and documents necessary to prove its title to the Properties and the same are original documents or properly examined abstracts.

18.5    NO ENCUMBRANCES

Unless disclosed in schedule 8 the Properties and the title deeds thereto are not and will not at Completion be subject to any Encumbrance or any lease or agreement for lease.

18.6    NO DEFAULT

The Company has in all material respects and to the best of its knowledge and belief (without having made any specific search enquiry or investigation of any third party having the benefit of such matters or entitled to enforce them) duly performed, observed and complied with any covenants, restrictions, exceptions, reservations, conditions, agreements, statutory and common law requirements, by-laws, orders, building regulations and other stipulations and regulations affecting the Properties and the uses of the Properties including the terms of any lease, underlease, tenancy agreement or agreement to occupy under which any part of any of the Properties is held and the terms of any agreement for lease and (without prejudice to the generality of the foregoing) all outgoings have been paid to date and (in the case of leasehold property) all rents and (to the extent demanded) service charges have been paid to date and no notice of any alleged breach of any of the terms of any such lease or tenancy agreement as aforesaid has been served on the Company.

18.7    REPLIES TO ENQUIRIES

All disclosures and replies to enquiries relating to the Properties made or given by or on behalf of the Vendors or the Company to the Purchaser or its solicitors are now believed by the Vendor and the Company to the best of their knowledge and belief (without having made any specific search or enquiry of any third party) to be complete and correct in all material respects.

18.8    FULL DISCLOSURE

Full details of all leases or other agreements relating to occupation of the Properties have been disclosed in writing to the Purchaser or its solicitors prior to the date hereof.

18.9    NO LITIGATION

The Company is not engaged in any litigation or arbitration proceedings in connection with any of the Properties and has not received notice of any alleged offences and has not to the best of its knowledge and belief (without having made any specific search or enquiry of any third party) committed any offences in connection with the Properties. So far as the Vendor is aware (without having made any specific search or enquiry of any third party) there is no cause of action which has arisen or accrued or law suit or arbitration threatened or pending against the Company in connection with the Properties and no circumstances exist which are likely to give rise to any.

18.10   NO VITIATION OF INSURANCE

The Company has not to the best of its knowledge and belief (without having made any specific search or enquiry of the insurers) done or omitted to do anything whereby any policy of insurance has or may become void or voidable and all requisite insurances are in force and all current premiums which has been demanded by the relevant Landlords of the Company are fully paid.

18.11   FIRE PRECAUTIONS ACT 1971

The Company has to the best of its knowledge and belief (without having made any specific search or enquiry of the Fire Officer) complied with its obligations under the Fire Precautions Act 1971 and (where requisite) has applied for and/or obtained fire certificates thereunder in respect of all premises owned or occupied by the Company to the extent required by such Act.

18.12   CLOSURE OF GREAT MARLBOROUGH STREET

All costs, charges, expenses, liabilities and (so far as the Vendors are aware) losses (being only those losses suffered prior to the date hereof) in respect of the closure of Pismo's premises at Great Marlborough Street, London, W1, the relocation of staff and related redundancies, restructuring and reorganisation do not exceed (pound)300,000.

19.     PENSIONS

PISMO

"BENEFICIARY" means each present or former director, officers or employee who has at any time, agreed to provide services to Pismo.

"DEATH IN SERVICE PLAN" means the Lifeboat Matey Death in Service Plan established by a Declaration of Trust made by Pismo on 23 October 1996.

"EPP"  means the Scottish Widows Executive Pension Plans relating to LJ
        Keswick, DP Whittall, SA Calder, R Leach, A Tout, MB Kennedy and V Kaufmann.

"GROUP PLAN" means the Sun Alliance Group Personal Pension Plan ("GPPP10871").

"SUPPLEMENTARY DEATH IN SERVICE PLAN" means the Lifeboat Matey Top Up Benefit
        Scheme established by a Declaration of Trust made by Pismo on 23 October 1996.

19.1    PENSION ARRANGEMENTS DISCLOSED

Save in respect of the Death in Service Plan, the EPP, the Group Plan and the Supplementary Death in Service Plan (the "DISCLOSED PLANS") Pismo is under no legal obligation or commitment, to pay, provide or contribute towards any "RELEVANT BENEFITS" within the meaning of section 612 of the TA or sickness or disability benefits to or in respect of any Beneficiary and has not at any time participated in or contributed towards any scheme or arrangement which has as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully wound up).

19.2    EX GRATIA PENSIONS ETC.

As far as the Warrantors are aware Pismo has not made or proposed any voluntary payments to any person in respect of any relevant benefit (as defined in paragraph 19.1 of this schedule).

19.3    UNDERTAKINGS AND ASSURANCES

No legally binding undertaking or assurance has been given by Pismo to any person as to the continuance, introduction, increase or improvement of any such benefit or scheme or arrangement as is referred to in paragraph
        19.1 of this schedule (including, for the avoidance of doubt, the Disclosed Plans).

19.4    DISCLOSURE OF DOCUMENTS

Current material details of the EPP as listed below, the Death in Service Plan and the Supplementary Death in Service Plan have been given to the Purchaser which are as follows:-

        (a) The consent policy documents and letters of the Inland Revenue approval for the EPP.

        (b) The policy document relating to the Death in Service Plan and the Supplementary Death in Service Plan.

        (c)    Names of all current members of the Disclosed Plans.

        (d) Details of all contributions and premiums currently payable or being paid by in respect of the members of the Disclosed Plans.

        (e) Copies of written confirmation from the Pensions Scheme's Office of the Inland Revenue of the EPP's and Death in Service Plan's status as exempt approved schemes within the meaning of section 592 TA.

        (f) Names of all companies or other bodies participating in the EPP or in the Death in Service Plan or the Supplementary Death in Service Plan.

        (g) A copy of the Declaration of Trust relating to the Death in Service Plan.

19.5    PAYMENT OF CONTRIBUTIONS

There are no contributions or premiums in relation to the Disclosed Plans which have fallen due but remain unpaid.

19.6    EXEMPT APPROVAL

As far as the Warrantors are aware the EPP and the Death in Service Plan are exempt approved schemes within the meaning of section 592(1) of the TA and there is no reason why such approval might be withdrawn or cease to apply.

19.7    CONTRACTING OUT

No employee of Pismo is in contracted-out employment as defined in the Pension Schemes Act 1993.

19.8    INSURANCE OF DEATH BENEFITS

All benefits which may be payable under the EPP or Death in Service Plan
        (other than a refund of members' contributions with interest where appropriate) are fully insured with an insurance company. There is no ground as far as the Warrantors are aware on which the insurance company concerned might avoid liability under any such policy or contract. Each Beneficiary as far as the Warrantors are aware has been covered for such insurance by such insurance company at its normal rates applicable for their age.

19.9    LEGAL COMPLIANCE

As far as the Warrantors are aware, having made due enquiry of Scottish
        Widows, the Disclosed Plans have been administered in accordance with the trusts powers and provisions of their governing documentation and have been administered in accordance with and comply with all applicable legislation and the general requirements of trust law and (without limitation to the foregoing) the provisions of Article 119 Treaty of Rome.

19.10   NO CLAIMS OR LITIGATION

As far as the Warrantors are aware no claim has been made or threatened against the trustees of any of the EPP, the Death in Service Plan or the Supplementary Death in Service Plan or Pismo (including any complaint to the Pensions Ombudsman) in respect of any act, event, omission or other matter arising out of or in connection with the EPP, the Death in Service Plan or the Supplementary Death in Service Plan (other than routine claims for benefits) and so far as the Warrantors are aware there are no circumstances which may give rise to any such claim.

19.11   ACCESS TO MEMBERSHIP

Every Beneficiary who is entitled to membership of the EPP, Death in Service
        Plan or Supplementary Death in Service Plan has been invited to join as of the date on which he became so entitled.

19.12   MONEY PURCHASE BENEFITS ONLY

         In addition to lump sum death in service benefits the Disclosed Plans provide only money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993).

19.13   TROYPEAK

        (a) Save as disclosed in the Disclosure Letter, Troypeak or the Troypeak Group is under no legal obligation or commitment, to pay, provide or contribute towards any relevant benefit (as defined in paragraph 19.1 of this Schedule) or sickness or disability benefits to or in respect of any Beneficiary and has not at any time participated in or contributed towards any scheme or arrangement which has as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully wound up).

        (b) All pension contributions due in respect of any pension scheme, under any contract of employment in respect of any of the individuals listed in the Disclosure Letter have been paid up to date and there are none outstanding.

        (c) As far as the Warrantors are aware, neither Troypeak nor the Troypeak Group have made or have proposed to make any voluntary payments to any person in respect of any relevant benefit (as defined in paragraph 19.1 of this schedule).

        (d) No legally binding undertaking or assurance has been given by Troypeak or the Troypeak Group to any person as to the continuance, introduction, increase or improvement of any such benefit or scheme or arrangement as is referred to in paragraph 19.13(a) of this schedule.

20.     TAXATION

                             INFORMATION AND RETURNS

20.1    RETURNS

The Company has made all returns and supplied all information and given all notices to the Inland Revenue or other Taxation Authority as reasonably requested or required by law within any requisite period and all such returns and information and notices are correct and accurate in all respects and are not the subject of any dispute and there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

20.2    DISCLOSURES

All statements and disclosures made to any Taxation Authority in connection with any provision of the Taxation Statutes whatsoever were when made and remain complete and accurate in all material respects.

20.3    CLEARANCES

No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other Taxation Authority was required except in circumstances where such consent or clearance was validly obtained and where any conditions attaching thereto were met and will, immediately following Completion, continue to be met.

20.4    TAX DEED

No event has occurred which would or might give rise to a claim under the Tax Deed upon or after the execution thereof.

                        PROVISION FOR AND PAYMENT OF TAX

20.5    GENERAL

The Accounts make full provision or reserve in respect of any period ended on or before the Accounts Date for all Tax assessed or liable to be assessed on the Company or for which it is accountable at the Accounts Date whether or not the Company has or may have any right of reimbursement against any other person including Tax in respect of property (of whatever nature) income, profits or gains held, earned, accrued or received by or to any person on or before the Accounts Date or by reference to any event occurring, act done or circumstances existing on or before that date including distributions made down to such date or provided for in the Accounts and proper provision has been made and shown in the Accounts for deferred Tax in accordance with generally accepted accounting principles.

20.6    PAYMENT OF TAX

        (a) The Company has duly and punctually paid all Tax to the extent that the same ought to have been paid and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

        (b) The Company has duly deducted Tax from all payments made where required by applicable legislation and accounted to the relevant Tax Authority for tax so deducted.

20.7    PAY AS YOU EARN

The Company has properly operated the PAYE system deducting Tax as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of the Company (including any such payments within section 134 of the TA) and duly accounted to the Inland Revenue for Tax so deducted and has complied with all its reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided, and no PAYE audit or DSS visit in respect of the Company has been made by the Inland Revenue nor has the Company been notified that any such audit will be made.

20.8    SECONDARY LIABILITY

No transaction or event has occurred in consequence of which the Company is or may be held liable for any Tax or deprived of relief or allowances otherwise available to it in consequence of any Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax, where some other company or person is or may become primarily liable for the Tax in question (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                                 CORPORATION TAX

20.9    CHANGES IN TRADE ETC.

        (a) Within the period of three years ending with the date hereof there has been:-

               (i) no major change in the nature or conduct of any trade or business carried on by the Company within the meaning of section 245 or 768 of the TA;

               (ii) no major change in the nature or conduct of any trade or business of a company which has surrendered advance corporation tax to the Company under the provisions of section 240 of the TA.

        (b) Within the period of three years ending with the date hereof there has been no cessation or discontinuance of any trade or business carried on by the Company nor has the scale of activities in any trade or business carried on by the Company within three years hereof become small or negligible.

        (c) Prior to the execution of this agreement no change of ownership of the Company has taken place such that either or both of section 245 or 768 of the TA has or may be applied to deny relief in respect of a loss or losses of the Company or any set off of advance corporation tax.]

20.10   DEDUCTIONS

The Company has not made any payment or incurred any liability to make any payment in either case of a revenue nature which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income including any payment which could be disallowed under sections 74 (general rules as to deductions not allowable), 125 (annual payments for non-taxable consideration), 338-340 (allowance of charges on income), 779-785 (leased assets) or 787 (restriction of relief for payments of interest) of the TA.

20.11   SALES AT UNDERVALUE/OVERVALUE

All transactions entered into by the Company with any person connected with it have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry pursuant to section 770 of the TA or the transfer pricing provisions of any arrangements made under section 788 of the TA (relief by agreement with other countries) has been made in connection with any of such transactions.

20.12   EXCHANGE GAINS AND LOSSES

The Company is not and has not since the Accounts Date been:-

        (a)    the holder of a qualifying asset;

        (b)    subject to a qualifying liability;  or

        (c)    party to a currency contract

for the purposes of chapter II of the FA 1993.

20.13   LOAN RELATIONSHIPS

The Company is not party to any loan relationship as defined in Chapter II of the Finance Act, 1996 which may give rise to any debits or credits (other than in relation to interest on an accruals basis).

                                 CAPITAL ASSETS

20.14   CAPITAL ALLOWANCES

        (a) No balancing charge in respect of any capital allowances claimed or given would arise if all the assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

        (b) All necessary conditions for all capital allowances (as defined in section 832(1) of the TA) claimed by the Company were at all material times satisfied and remain satisfied and the Company has not since the Accounts Date become liable for any balancing charge.

        (c) The capital allowances computations for the period ending on the Accounts Date are complete, correct and annexed to the Disclosure Letter.

20.15   FINANCE LEASES

         The Company is not and has not been the lessee under any leases of plant or machinery except for the Leases.

                                  DISTRIBUTIONS

20.16   REPAYMENTS OF SHARE CAPITAL

        (a) The Company has not at any time after 6 April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase (or made any contingent purchase contract within the meaning of section 165 of the Companies Act 1985) in respect of any of its issued share capital or any class thereof. Further the Company has not after 6 April 1965 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to be passed any resolution to do so.

        (b) The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 (bonus issue following repayment of capital) of the TA since 5 April 1965 except dividends properly authorised and shown in its Accounts nor is the Company bound to make any such distribution.

        (c) The Company has not been party to any transaction involving an exempt distribution within section 213 of the TA within the period commencing five years prior to the Accounts Date.

                                CHARGEABLE GAINS

20.17   SALES AT BOOK VALUE

No chargeable gain or profit (disregarding the effects of any indexation relief available) would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

                            ANTI-AVOIDANCE PROVISIONS

20.18   TAX SCHEMES

The Company has not entered into nor been a party to nor otherwise involved in any scheme or arrangement designed wholly or partly for the purpose of avoiding, reducing or deferring Tax.

                                 FOREIGN ELEMENT

20.19   RESIDENCE

The Company is not and never has been liable for tax in any jurisdiction other than the United Kingdom.

                                 CLOSE COMPANIES

20.20   CLOSE COMPANIES - TRANSFERS OF VALUE

The Company has made no transfer of value such as is specified in section
        94(1) (or section 99(2)) of the ITA.

20.21   CLOSE COMPANIES - LOANS TO PARTICIPATORS

The Company has not made any loan advance or payment or given any consideration falling within sections 419-420 or 422 of the TA.

20.22   CLOSE COMPANIES - DISTRIBUTIONS

The Company has made no payments and conferred no benefits falling to be treated as distributions under section 418 of the TA.

20.23   CLOSE COMPANIES - SHORTFALL ETC.

The Company is not and never has been a close investment-holding company as defined at section 13A of the TA.

20.24   CLOSE COMPANIES - TRANSFERS AT UNDERVALUE

The Company has not made a transfer at an undervalue so that section 125 of the TCGA could apply.

                               GROUPS OF COMPANIES

20.25   GROUP COMPANIES

The Company is not, nor has it ever been, a member of a group of companies as defined by section 170 of the TCGA which contains or contained any companies other than the Companies.

                                 INHERITANCE TAX

20.26   INHERITANCE TAX

        (a) The Company is not, and will not become, liable to be assessed to inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition, chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

        (b) There is no unsatisfied liability to inheritance tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of the ITA and none of the Shares or assets of the Company are subject to an Inland Revenue charge within section 237 of the ITA.

                                 VALUE ADDED TAX

20.27   VALUE ADDED TAX

        (a) The Company is a registered taxable person for the purpose of the VAT legislation and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for value added tax as an agent or otherwise by virtue of section 47 of the VATA.

        (b) The Company has complied in all respects with the requirements and provisions of the VAT legislation and has made and maintained and will pending Completion make and maintain accurate and up to date records invoices accounts and other documents required by or necessary for the purposes of the VAT legislation and the Company has at all times punctually paid and made all payments and returns required thereunder.

        (c) The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

20.28   CAPITAL GOODS SCHEME

There are set out in the Disclosure Letter with express reference to this Warranty full details of each of the assets of the Company of a kind described in part XV of the Value Added Tax Regulations 1995 (SI No
        2518) (adjustments to the deduction of input tax on capital items) in relation to which that part could operate to adjust the amount of input tax deducted, including in particular:-

        (a) a description (including, in the case of land, or a building or part of a building the nature of the tenure and the time that the tenure has to run), the date of acquisition (or, in the case of a lease, the date of grant) and the price paid and VAT upon the purchase or acquisition of the capital item in question;

        (b) the proportion of the VAT on the purchase price for which credit has been claimed, including any adjustments made under Part XV, Value Added Tax Regulations 1995.

                                   STAMP DUTY

20.29   STAMP DUTY

All documents in the enforcement of which the Company is or may be interested have been duly stamped and since the Accounts Date the Company has not been a party to any transaction whereby the Company was or is or could become liable to stamp duty reserve tax.

21.     ENVIRONMENT

These Warranties are made on the basis that and the Warrantors acknowledge that the Purchaser has not searched any public register or made enquiries of any public body or Competent Authority, its successors in title and assigns:-

21.1 The Company has conducted its business at all times in compliance with Environmental Laws.

21.2 So far as the Warrantors are aware, no circumstance exists which may result, to the detriment of the Company, in breach, modification, suspension, or revocation of any Environmental Permit or may result in any such Environmental Permit not being extended, renewed, granted or (where necessary) transferred.

21.3 So far as the Warrantors are aware, but having taken no positive measures to confirm the same, no work or expenditure, including work and expenditure in respect of upgrading plant or processes or the removal or clean-up of Hazardous Matter, is or may in the foreseeable future be required under the conditions of any Environmental Permits or under any Environmental Laws (whether or not actually enforced) in order for the Company to carry on lawfully its business as carried on at the date hereof.

21.4 No storage tanks of any kind, including related underground pipework, are or have been located so far as the Warrantors are aware, at any time whatsoever at, on, or under the Properties and/or the Former Property.

21.5 At no time has the Company or any member of the Group had knowledge of and/or received any written notice, claim, complaint or other communication alleging, any actual or potential Environmental Liability.

22.     INFORMATION

22.1    THE AGREEMENT

The information set out in schedules 1, 2, 3 and 8 of this agreement is true, complete, accurate and not misleading.

                                   SCHEDULE 6

                      LIMITATIONS ON WARRANTORS' LIABILITY

1.      TIME LIMIT FOR CLAIMS

1.1 Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by any of the Warrantors, the Warrantors shall not be liable in respect of a claim under the Warranties unless written notice of such claim setting out reasonable details of the relevant claim is served upon the Warrantors' Solicitors on behalf of the Warrantors:-

        (a) in the case of a claim under the Warranties (other than the Warranties relating to Tax and Year 2000 Conformity), by not later than 5.00 p.m. on the second anniversary of Completion;

        (b) in the case of a claim under the Warranties relating to Year 2000 Conformity by not later than 5.00 p.m. on 1 July 2001; and

        (c) in the case of a claim under Warranties relating to Tax by not later than (in the case of a claim against Troypeak Vendors except NatWest) 31 October 2004 and (in the case of a claim against Pismo Vendors) 30 April 2004.

2.      MONETARY LIMIT ON CLAIMS

Save in the case of any liability based upon fraud and including, without limitation, fraudulent concealment by any of the Warrantors:

               (a) the Troypeak Vendors (except NatWest) shall not be liable in respect of a claim under the Warranties or under the Troypeak Tax Deed, save for claims made pursuant to clause 2.1(a)(iv) or (v) of the Troypeak Tax Deed, unless and until the aggregate amount of all such substantiated claims against them exceeds (pound)50,000 in which event their liability shall be for the total amount of such substantiated claims and shall not be limited to the excess provided that (save in the case of fraud or fraudulent concealment by any of the Troypeak Vendors (except NatWest)) the aggregate liability of the Troypeak Vendors (except NatWest) in respect of all claims under the Warranties and the Troypeak Tax Deed shall not in any circumstances exceed the aggregate of (i) 82.35% of(pound)6,652,750 ("Basic Amount") and
               (ii) 82.35% of such part of the Adjustment Payment as is actually due (disregarding clause 2.6(f)-(j)) ("the Due Payment") to the Troypeak Vendors (except NatWest)

               Provided that, before the Due Payment is due, nothing in this para. (a) shall restrict the bringing and pursuing of any such claims and proceedings in respect thereof to judgment to establish liability and (insofar as the principal amount of claims do not exceed the Basic Amount) to establish quantum and, insofar as the principal amount of claims exceed the Basic Amount, the parties will procure that proceedings are stayed by agreement pending determination of the Due Payment.

        (b) the Pismo Vendors shall not be liable in respect of a claim under the Warranties or the Pismo Tax Deed unless and until the aggregate amount of all such substantiated claims against them exceeds(pound)50,000 in which event their liability shall be for the total amount of such substantiated claims and shall not be limited to the excess provided that (save in the case of fraud or fraudulent concealment by any of the Pismo Vendors) the aggregate liability of the Pismo Vendors in respect of all claims under the Warranties and the Pismo Tax Deed shall not in any circumstances exceed the aggregate of (i)(pound)6,934,050 ("the Basic Amount) and (ii) such part of the Adjustment Payment (disregarding clause 2.6(f)-(j)) as is actually due ("the Due Payment")to the Pismo Vendors

        Provided that, before the Due Payment is due, nothing in this para. (b) shall restrict the bringing and pursuing of any such claims and proceedings in respect thereof to judgment to establish liability and (insofar as the principal amount of claims do not exceed the Basic Amount) to establish quantum and, insofar as the principal amount of claims exceed the Basic Amount, the parties will procure that proceedings are stayed by agreement pending determination of the Due Payment.

In this paragraph 2 "substantiated" means a claim for which any of the Warrantors are liable (whether individually, as a contributory or otherwise), and which is admitted, settled without admission of liability, or proved or determined in a court of competent jurisdiction.

3.      DISCLOSURE

        The Vendors, shall not be liable in respect of a claim under the Warranties to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letters or are expressly provided for or noted in the Accounts. No letter, document or other communication shall be deemed to be disclosed except and to the extent that the same is referred to in, and a copy attached to, the Disclosure Letters.

45. No liability (whether in contract, tort or otherwise) shall attach to the Vendors in respect of any claim under the Warranties to the extent that:-

        (a) the claim or the events giving rise to the claim would not have arisen but for any voluntary act, omission or transaction of the Purchaser's Group after Completion which could reasonably have been avoided otherwise than in the ordinary course of the business of the Company as at present carried on and which the Purchaser knew, or ought reasonably to have known, could give rise to a claim, or which would not have arisen but for any claim, election or surrender or disclaimer made or omitted to be made or notice or consent given or omitted to be given by the Purchaser's Group under the provisions of any statutes relating to Tax the making or giving of which was taken into account in computing the provision for taxation in the Accounts and notified to the Purchaser in writing at least 14 days prior to the date on which any such thing should have been due under the provisions of the relevant legislation;

        (b) provision or reserve in respect of the matter giving rise to the claim shall have been made in the Accounts;

        (c) the claim occurs wholly or partly out of or the amount thereof is increased as a result of:-

               (i) any change in the accounting principles or practices of the Purchaser's Group introduced or having effect after the date of this agreement, unless the same is introduced to bring the accounting principles and practices into line with generally accepted accounting principles and practices in relation to a business of the type carried on by the Companies; or

               (ii) any increase in the rates of taxation made after the date hereof; or

               (iii) any change in law made after the date hereof;